Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Collaboration and License Agreement

This Agreement is made and entered into with effect as of the Effective Date (as defined below)

by and between

F. Hoffmann-La Roche Ltd

with an office and place of business at Grenzacherstrasse 124, 4070 Basel, Switzerland (“Roche Basel”)

and

Hoffmann-La Roche Inc.

with an office and place of business at 150 Clove Road, Suite 8, Little Falls, New Jersey 07424, U.S.A. (“Roche US”; Roche Basel and Roche US together referred to as “Roche”)

on the one hand

and

Monte Rosa Therapeutics AG

A Swiss corporation with an office and place of business at WKL-136.6, Klybeckstrasse 191, 4057 Basel, Switzerland (“MRT”)

on the other hand.

Roche and MRT are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

TABLE OF CONTENTS

1.	DEFINITIONS	1
2.	RESEARCH COLLABORATION	17
2.1	Collaboration Overview and General Terms.	17
2.2	Target Selection.	17
2.3	Conduct of the Research Collaboration.	19
2.4	Technology Transfer.	24
2.5	[***]	25
2.6	Records; Reports; Exchange of Information.	25
2.7	[***]	26
3.	GRANT OF LICENSE	26
3.1	Licenses.	26
3.2	Sublicense	27
4.	EXCLUSIVITY	28
5.	DILIGENCE	28
5.1	[***]	28
5.2	[***]	29
6.	GOVERNANCE	29
6.1	Joint Research Committee	29
6.2	Members	29
6.3	Responsibilities of the JRC	29
6.4	Meetings	30
6.5	Minutes	30
6.6	Decisions.	31
6.7	Information Exchange	31
6.8	Joint Operational Teams; Other Committees	31
6.9	Alliance Director	32
6.10	Limitations of Authority	32
6.11	Expenses	32
6.12	Lifetime	32
7.	DEVELOPMENT, REGULATORY AFFAIRS, AND COMMERCIALIZATION	32
7.1	Development	32
7.2	Regulatory	32
7.3	Commercialization	33
7.4	Updates to MRT	33
8.	MANUFACTURE AND SUPPLY	33
8.1	Pre-Clinical Supply	33
8.2	Clinical and Commercial Supply	33

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9.	PAYMENT	33
9.1	Collaboration Initiation Payment	33
9.2	Research Collaboration Funding and Event Payments.	33
9.3	Development and Regulatory Event Payments.	35
9.4	Sales Based Event Payments.	36
9.5	Royalty Payments.	37
9.6	[***]	40
10.	ACCOUNTING AND REPORTING	41
10.1	Timing of Payments	41
10.2	Late Payment	41
10.3	Method of Payment	41
10.4	Currency Conversion	41
10.5	Blocked Currency	41
10.6	Reporting.	42
11.	TAXES	42
11.1	Responsibility	42
11.2	Change in Law	42
12.	AUDITING	42
12.1	Financial Records	42
12.2	MRT Right to Audit.	43
12.3	Audit Reports	43
12.4	Over-or Underpayment	43
13.	INTELLECTUAL PROPERTY	43
13.1	IP Coordination Team	43
13.2	Inventions.	44
13.3	[***]	44
13.4	Prosecution and Maintenance.	45
13.5	Unified Patent Court (Europe)	46
13.6	CREATE Act	46
13.7	Infringement.	46
13.8	[***]	49
13.9	[***]	49
13.10	[***]	49
13.11	Patent Term Extensions	50
14.	REPRESENTATIONS; WARRANTIES; COVENANTS	50
14.1	Mutual Representations, Warranties, and Covenants	50
14.2	Representations, Warranties, and Covenants of MRT	51
14.3	Representations, Warranties, and Covenants of Roche	52
14.4	NO OTHER REPRESENTATIONS OR WARRANTIES	53
15.	[***]	53
15.1	[***]	53
15.2	[***]	53

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15.3	[***]	53
16.	LIMITATION OF LIABILITY.	54
17.	CONFIDENTIAL INFORMATION; INFORMATION SECURITY INCIDENT	54
17.1	Non-Use and Non-Disclosure	54
17.2	Permitted Disclosure	54
17.3	Press Releases.	56
17.4	Publications	56
17.5	Commercial Considerations	57
17.6	Information Security Incident.	57
18.	TERM AND TERMINATION	58
18.1	Commencement and Term	58
18.2	Termination.	58
18.3	Consequences of Termination.	59
18.4	Rights in Bankruptcy	64
18.5	Survival.	64
19.	MISCELLANEOUS	64
19.1	Effects of Change of Control	64
19.2	Governing Law	65
19.3	Disputes	65
19.4	Arbitration.	65
19.5	[***]	67
19.6	Independent Contractor	67
19.7	Unenforceable Provisions and Severability	67
19.8	Waiver	67
19.9	Interpretation	67
19.10	Force Majeure	68
19.11	Entire Understanding	68
19.12	Amendments	69
19.13	Invoices	69
19.14	Notice	69
19.15	Counterparts; Electronic Signatures	70

Appendix 1.11 – [***]

Appendix 1.29 – [***]

Appendix 1.71 – [***]

Appendix 1.86 – [***]

Appendix 1.89 – [***]

Appendix 3.2.3 – [***]

Appendix 17.3 – Press Release

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COLLABORATION AND LICENSE AGREEMENT

WHEREAS, MRT is a biotechnology company that discovers and develops molecular glue degrader compounds for protein targets and possesses proprietary technology and intellectual property rights relating thereto; and

WHEREAS, Roche has expertise in the research, development, manufacture and commercialization of pharmaceutical products; and

WHEREAS, the Parties desire to collaborate in the discovery and development of Compounds (as defined below) and explore their potential applications for different Targets (as defined below); and

WHEREAS, MRT is willing to grant to Roche rights to use certain of its intellectual property rights to make, use, offer for sale, sell and import and export Products in the Territory for use in the Field (as such terms are respectively defined below), as contemplated herein; and

WHEREAS, Roche and MRT agree that MRT will perform certain activities as set forth in the Research Plan to discover, characterize and validate Compounds.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

1.1 “Affiliate” shall mean any individual, corporation, association or other business entity that directly or indirectly controls, is controlled by, or is under common control with the Party in question. As used in this definition of “Affiliate,” the term “control” shall mean the direct or indirect ownership of more than fifty percent (>50%) of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation or other business entity whether through the ownership of voting securities, by contract, resolution, regulation or otherwise. [***].

1.2 “Agreement” shall mean this document including any and all appendices and amendments to it as may be added or amended from time to time in accordance with the provisions of this Agreement.

1.3 “Agreement Term” shall mean the period of time commencing on the Effective Date and expiring on the date when no payment obligations under this Agreement are or will become due for any Product with respect to any Target, unless terminated earlier in accordance with Article 18.

1.4 “Applicable Law” shall mean any law, statute, ordinance, code, rule or regulation of any government authority (including without limitation, any Regulatory Authority) and is in force as of the Effective Date or comes into force during the Agreement Term, in each case to the extent that the same is applicable to the performance by the Parties of their respective obligations under this Agreement. “Applicable Law” shall include data privacy laws and regulations.

1

1.5 “Available” shall mean, with respect to a protein target that at the time such protein target is proposed by Roche: [***]

Notwithstanding the foregoing and by way of examples, as of the effective date of the agreement, the following protein targets are deemed not Available under the foregoing clause (c): GSPT1, CDK2, NEK7 and VAV1.

Notwithstanding the above definition, MRT, at its discretion, may deem Available a proposed Target that would otherwise not have been Available according to the foregoing clause (c), clause (d) or clause (e).

1.6 “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Boston, Massachusetts or Basel, Switzerland are required by Applicable Law to remain closed.

1.7 “Calendar Quarter” shall mean each period of three (3) consecutive calendar months, ending March 31, June 30, September 30, and December 31, except for the first Calendar Quarter, which shall begin on the Effective Date and end on December 31, 2023.

1.8 “Calendar Year” shall mean the period of time beginning on January 1 and ending December 31, except for the first Calendar Year which shall begin on the Effective Date and end on December 31, 2023.

1.9 “Change of Control” shall mean, with respect to a Party [***]: (a) the acquisition by any Third Party of beneficial ownership, directly or indirectly, of any voting security of such Party [***] representing fifty percent (50%) or more of the total voting power of all of the then outstanding voting securities of such Party’s [***] stock, other than acquisitions by employee benefit plans sponsored or maintained by such Party; (b) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Party’s [***] voting stock; or (c) the sale of all or substantially all of such Party’s [***] assets or business relating to the subject matter of the Agreement.

1.10 “Clinical Study” shall mean a Phase I Study, Phase II Study, Phase III Study, or Pivotal Study, as applicable.

1.11 “Collaboration Target” shall mean [***] protein targets selected by Roche and listed in Appendix [***] of the Agreement.

1.12 “Combination Product” shall mean

1.12.1 a single pharmaceutical formulation containing as its active ingredients both a (a) Lead Compound, MRT Backup Compound, or Roche Backup Compound and (b) one or more other therapeutically or prophylactically active ingredients,

1.12.2 a combination therapy comprised of a (a) Lead Compound, MRT Backup Compound, or Roche Backup Compound and (b) one or more other therapeutically or prophylactically active products, priced and sold in a single package containing such multiple products or packaged separately but sold together for a single price, or

1.12.3 a combination therapy comprised of a (a) Lead Compound, MRT Backup Compound, or Roche Backup Compound and (b) a Companion Diagnostic, priced and sold in a single package containing such multiple products or packaged separately but sold together for a single price, in each case including all dosage forms, formulations, presentations, line extensions, and package configurations. All references to Product in this Agreement shall be deemed to include Combination Product.

1.13 “Commercialize” or “Commercialization” shall mean, with respect to a product, any and all activities undertaken relating to the marketing, promotion detailing, distributing, importing, exporting, offering for sale or selling a product, including medical affairs activities, regulatory activities (including phase IV clinical studies) directed to obtaining pricing and reimbursement approvals, price calculations and related reporting to governmental authorities, and interacting with Regulatory Authorities following receipt of Regulatory Approval in the applicable country or region for such product with respect to the foregoing, but excluding any activities directed to Development or Manufacturing.

1.14 “Commercially Reasonable Efforts” shall mean [***].

1.15 “Companion Diagnostic” shall mean any product that is used for predicting or monitoring the response of a human being to treatment with a Product (e.g., device, compound, kit, biomarker or service that contains a component that is used to detect or quantify the presence or amount of an analyte in body or tissue that affects the pathogens of the disease).

1.16 “Composition of Matter Claim” shall mean, for a given Product in a given country of the Territory [***].

1.17 “Compound” shall mean any small molecule against a Target [***].

1.18 “Compound Know-How” shall mean, with respect to a Target, [***].

1.19 “Compound Patent Rights” shall mean each Patent Right that claims any Compound Know-How.

1.20 “Compulsory Sublicense” shall mean, for a given country or region in the Territory, an agreement between Roche or any of its Affiliates or Sublicensees by a Third Party (a “Compulsory Sublicensee”) pursuant to which a license or sublicense of MRT Patent Rights and Joint Patent Rights is granted to the compulsory sublicensee as required by the order, decree or grant of a governmental authority having competent jurisdiction in such country or region, authorizing such Third Party to manufacture, use, sell, offer for sale, import or export a Product in such country or region.

1.21 “Confidential Information” shall mean any and all information, including business or financial information, data or other Know-How, whether technical or non-technical, oral or written, that is disclosed by one Party or its Affiliates (“Disclosing Party”) to the other Party or its Affiliates (“Receiving Party”). Confidential Information shall not include any information or Know-How that:

(a) was generally available to the public at the time of disclosure, or becomes available to the public after disclosure by the Disclosing Party other than through fault (whether by action or inaction) of the Receiving Party or its Affiliates,

(b) can be evidenced by written records to have been already known to the Receiving Party or its Affiliates prior to its receipt from the Disclosing Party,

(c) is obtained at any time lawfully from a Third Party under circumstances permitting its use or disclosure,

(d) is developed independently by the Receiving Party or its Affiliates as evidenced by written records other than through knowledge of Confidential Information, or

(e) is approved in writing by the Disclosing Party for release by the Receiving Party.

Notwithstanding the foregoing, Know-How generated under this Agreement shall be the Confidential Information of that Party that owns such Know-How unless otherwise expressly set forth herein. The terms of this Agreement shall be considered Confidential Information of the Parties, with each Party being deemed the Receiving Party of such Confidential Information.

1.22 “Continuation Election Notice” shall mean the notice MRT provides to Roche under Section 18.3.4.1 describing (a) MRT’s bona fide intention to continue Development or Commercialization of Product(s) or to grant rights to a Third Party to do the same and (b) MRT’s request for Roche’s continuation of activities during the termination notice period or transfer of the data, material, and information relating to the Product(s) in accordance with Section 18.3.4.1.

1.23 “Control” shall mean (as an adjective or as a verb including conjugations and variations such as “Controls” “Controlled” or “Controlling”), with respect to a Party and to any Know-How or Patent Rights, the possession by such Party or its Affiliates (whether by sole or joint ownership, license or otherwise), other than pursuant to this Agreement, to grant, without violating the terms of any agreement or arrangement between such Party and any Third Party, a license, access, or other right in, to, or under such Know-How or Patent Rights; provided that any Know-How or Patent Rights in-licensed or acquired by MRT or its Affiliates during the Agreement will not be deemed “Controlled” by MRT unless Roche agrees to reimburse MRT for any payments to the licensor for such Know-How or Patent Rights to the extent arising out of the use or practice by Roche, its Affiliates or Sublicensees of such Know-How or Patent Rights or otherwise reasonably allocable to the grant of a sublicense to Roche hereunder and to comply with any obligations included in the agreement between MRT and the licensor applicable to a sublicensee thereunder; provided, however, that Roche shall be entitled to deduct any such payments eligible for deduction pursuant to Section 9.5.3.4 to the extent and as if Roche had made such payments directly to such Third Party. Notwithstanding the foregoing, a Party and its Affiliates will not be deemed to “Control” any Know-How or Patent Rights that, (a) prior to the consummation of a Change of Control of such Party, is owned or in-licensed by a Third Party that becomes an Affiliate of such acquired Party (or that merges or consolidates with such Party) after the Effective Date as a result of such Change of Control, or (b) is generated or discovered after a Change of Control independent of this Agreement by employees or consultants of the Third Party that becomes an Affiliate of a Party who conduct no activities under this Agreement and who have no access to the Confidential Information disclosed or generated under this Agreement.

1.24 “Cover” shall mean (as an adjective or as a verb including conjugations and variations such as “Covered,” “Coverage” or “Covering”) that the developing, making, having made, using, offering for sale, promoting, selling, exporting, importing, or other exploitation of a given compound, formulation, process, or product would infringe a Valid Claim in the absence of a license under or ownership in the Patent Rights to which such Valid Claim pertains. The determination of whether a compound, formulation, process or product is Covered by a particular Valid Claim shall be made on a country-by-country basis.

1.25 “Data Package” shall mean the Hit Package, LI Package, LO Package, or Ph0Go Package, as applicable.

1.26 “Derivative” shall mean any modified form of a Compound that (a) is derived from or based on any Compound(s), or any fragment(s) of the preceding, or with the use of any information regarding the sequence or structure of any such Compound(s), and (b) is directed to the same Target for its intended therapeutic effect as such Compound.

1.27 “Develop” or “Development” shall mean, with respect to a product, any and all activities relating to the evaluation and preclinical testing of a compound or drug product, and all clinical and pre-clinical drug development activities, pre-marketing activities and related research, including: conducting pre-clinical medicinal chemistry, toxicology studies, pharmacokinetic profiling, process and drug product (dosage form) development, statistical analysis and report writing, design and conduct of clinical trials for the purpose of obtaining or maintaining Regulatory Approval (including post-marketing studies intended to support Regulatory Approval, but excluding phase IV clinical studies), and regulatory affairs related to all of the foregoing, but excluding any activities directed to Manufacturing or Commercialization.

1.28 “Discontinued Target” (including the variation “Discontinue a Target”) shall mean, a Target that ceases to be a Target for all purposes under the Agreement, including any Compounds generated under the respective Target Program, and the termination of such Target Program.

1.29 “DRF Ready Criteria” shall mean the criteria set forth in Appendix [***].

1.30 “DRF Tox Studies” (dose range finding toxicology studies) shall mean, as part of the LO Phase, an initial toxicology study of LO Compounds [***].

1.31 “Effective Date” shall mean October 16th, 2023.

1.32 “EU” shall mean the European Union and all its then-current member countries [***].

1.33 “Expert” shall mean a person with no less than ten (10) years of pharmaceutical industry experience and expertise having occupied at least one senior position within a large pharmaceutical company relating to product Commercialization or licensing but excluding any current or former employee or consultant of either Party or its Affiliates. Such person shall be fluent in the English language.

1.34 “FDA” shall mean the Food and Drug Administration of the US.

1.35 “FDCA” shall mean the Food, Drug and Cosmetics Act.

1.36 “Field” shall mean all uses.

1.37 “First Commercial Sale” shall mean, on a country-by-country basis, the first invoiced sale of a Product to a Third Party by the Roche Group or a Sublicensee in such country following the receipt of any Regulatory Approval in such country required for the sale of such Product, or if no such Regulatory Approval is required in such country, the date of the first invoiced sale of a Product to a Third Party by the Roche Group or a Sublicensee in such country. [***].

1.38 “Force Majeure Event” shall mean an event beyond the reasonable control of the affected Party not caused by the fault or negligence of such Party, which may include, but is not limited to, an embargo, war, act of war (whether war be declared or not), act of terrorism, insurrection, riot, civil commotion, strike, lockout or other labor disturbance, fire, flood, earthquake, epidemic, pandemic or other act of God or act, omission or delay in acting by any governmental authority (excluding any regulatory body such as FDA, EMA, or equivalent) or the other Party.

1.39 “FTE” shall mean the equivalent of the work of one (1) full-time employee of a Party or any of its Affiliates for one (1) year [***].

1.40 “FTE Rate” shall mean the amount of [***].

1.41 “Generic Product” shall mean a generic version of the Product that (a) in the US, is approved under 21 U.S.C. 505(j) and has an “AB” rating with respect to the Product (or the equivalent of such statute if amended), or (b) in countries of the EU, is authorized to be placed on the market in accordance with Article 10(1)(a)(iii) of Directive 2001/83/EC (or the equivalent of such statute if amended), or (c) in countries of the Territory other than the US or countries of the EU, a generic version of the Product that (i) contains the same active pharmaceutical ingredient as the Compound in the Product and (ii) is approved by an expedited process that relies in whole or in part on safety and efficacy data generated for the first approval of the Product and (iii) has the same or substantially the same labeling as the Product for at least one Indication of the Product. A product licensed, marketed, sold, manufactured, or produced by Roche, any of its Affiliates or any of its or their Sublicensees under the same Regulatory Approval for a Product shall not constitute a Generic Product.

1.42 “GLP Tox Study” shall mean a toxicology study of the relationship between dose and its effects on an exposed animal (or its anticipated effects on humans where no animal is used in such a study, such as an organ-on-a-chip), where (i) the study is to be conducted in accordance with Good Laboratory Practices and (ii) the study has been designed in expectation that the results may support establishment of a safe starting dose of the Compound in Clinical Studies.

1.43 “Good Laboratory Practices” or “GLP” shall mean the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, or the successor thereto, or comparable regulatory standards in jurisdictions outside of the United States as they may be updated from time to time, to the extent such standards are not less stringent than United States standards.

1.44 “Hit Generation Phase” shall mean, with respect to a Target Program, the Research Phase in which the activities designated as being the Hit Generation Phase in the Research Plan shall be performed.

1.45 “Hit Compounds” shall mean, for a given Target Program, Compounds generated in the Hit Generation Phase that meet the required criteria set forth in the Research Plan.

1.46 “ICD-11” shall mean the eleventh revision of the International Statistical Classifications of Diseases and Related Health Problems, as may be revised or amended from time to time, or a successor classification.

1.47 “IFRS” shall mean International Financial Reporting Standards.

1.48 “IND” shall mean an application as defined in the FDCA and applicable regulations promulgated by the FDA, or the equivalent application to the equivalent agency in any other country or group of countries, the filing of which is necessary to commence clinical testing of a Product in humans.

1.49 “Indication” shall mean, a disease (a) for which the Product is indicated for treatment and (b) that is described in the Product label as required by the Regulatory Approval granted by the applicable Regulatory Authority. With respect to oncology, Indication shall mean a distinct tumor type or hematological malignancy and not a different line of therapy or combination within a given tumor type or malignancy to which a Product is directed and eventually approved. An Indication is distinct from another Indication if (i) the diseases associated with such Indications are listed in two different blocks of the ICD-11 and (ii) the efficacy of such Product in such Indications was established, in whole or in part, in one or more separate Clinical Studies.

1.50 “Information Security Incident” shall mean, with respect to Confidential Information, any actual or reasonably suspected: (a) unauthorized use, alteration, disclosure, or theft of or access to the Disclosing Party’s Confidential Information by the Receiving Party or one or more of its representatives, (b) accidental or unlawful destruction of the Disclosing Party’s Confidential Information by the Receiving Party or one or more of its representatives, or (c) loss of the Disclosing Party’s Confidential Information by the Receiving Party or its representatives, including any of the foregoing described in (a) – (c) caused by or resulting from a failure, lack or inadequacy of security measures of the Receiving Party or one or more of its representatives.

1.51 “Initiation” shall mean the date that a human is first dosed with a Product in a Clinical Study approved by the respective Regulatory Authority.

1.52 “Initiation of GLP Tox Study” shall mean the date that an animal is first dosed with the Product in a GLP Tox Study.

1.53 “Insolvency Event” shall mean circumstances under which a Party or the parent company of such Party (a) is unable to pay its debts as they become due in the ordinary course of business; (b) has a receiver or similar officer appointed over all or a material part of its assets or undertaking; (c) passes a resolution for winding-up (other than a winding-up for the purpose of, or in connection with, any solvent amalgamation or reconstruction) or a court makes an order to that effect or a court makes an order for administration (or any equivalent order in any jurisdiction); (d) enters into any composition or arrangement with its creditors (other than relating to a solvent restructuring); or (e) substantially ceases to carry on business.

1.54 “Invention” shall mean an invention that is discovered or conceived in connection with any activity carried out pursuant to this Agreement. Under this definition, an Invention may be made by employees of MRT solely or jointly with a Third Party (a “MRT Invention”), by employees of Roche Group or Roche’s Sublicensee solely or jointly with a Third Party (a “Roche Invention”), or jointly by employees of MRT and employees of the Roche Group with or without a Third Party (a “Joint Invention”).

1.55 “Inventory” shall mean, for a Target Program, to the extent applicable, all clinical and non-clinical grade drug product, active pharmaceutical ingredient, intermediates and raw materials associated with applicable Compounds for such Target and Product, as well as any other existing materials (such as reference standards and retention samples), drug delivery systems, and packaging associated with the Manufacture or testing of such Compounds and Products containing therein in the possession or control of MRT as of the Effective Date or, as applicable, the time of transfer of such materials under the Technology Transfer Plan.

1.56 “IRA Subject Product” shall mean a Product, upon such Product becoming eligible for drug price negotiation under the Inflation Reduction Act of 2022, as amended from time to time.

1.57 “Joint Know-How” shall mean Know-How that is made jointly by employees of MRT or its Affiliates or any Third Parties acting on its or their behalf, on the one hand, and employees of the Roche Group or any Third Parties acting on its behalf, on the other hand, with or without a Third Party, in connection with any activity carried out pursuant to this Agreement.

1.58 “Joint Patent Rights” shall mean all Patent Rights Covering a Joint Invention.

1.59 “JRC” shall mean the joint research committee.

1.60 “Know-How” shall mean data, results, protocols, chemical structures, chemical sequences, materials, inventions, know-how, formulas, trade secrets, techniques, methods, processes, procedures and developments, samples, chemical manufacturing data, toxicological data, pharmacological data, preclinical and clinical data, assays, platforms, formulations, specifications, quality control testing data, and other scientific, technical or manufacturing information that are confidential or non-public, whether or not patentable.

1.61 “LI Phase” shall mean, with respect to a Target Program, the Research Phase in which the activities designated as being the LI Phase in the Research Plan shall be performed.

1.62 “LIGo Decision” shall mean, with respect to a Target Program, the JRC’s decision for a Hit Compound to progress to the LI Phase (such Hit Compound following an LIGo Decision, an “LI Compound”).

1.63 “LO Phase” shall mean, with respect to a Target Program, the Research Phase in which the activities designated as being the LO Phase in the Research Plan shall be performed.

1.64 “LOGo Decision” shall mean, with respect to a Target Program, the JRC’s decision for an LI Compound to progress to the LO Phase (such LI Compound following an LOGo Decision, a “LO Compound”).

1.65 “Major Market” shall mean any one of the following: the US, the EU (taken as a whole), [***].

1.66 “Manufacture” or “Manufacturing” shall mean, as applicable, all activities associated with the production, manufacture, processing, filling, packaging, labeling, shipping, or storage of a drug substance or drug product, or any components thereof, including process and formulation development, process validation, stability testing, manufacturing scale-up, preclinical, clinical, and commercial manufacture, analytical methods development and validation, product characterization, quality assurance and quality control development, testing, and release, but excluding any activities directed to Development or Commercialization.

1.67 “MRT Backup Compound” shall mean, for a given Target, any Compound and any Derivatives of such Compound, developed by MRT under the Research Collaboration [***].

1.68 “MRT Know-How” shall mean the Know-How that MRT Controls at the Effective Date and during the Agreement Term, relating to or arising from the Research Collaboration, that are confidential and necessary or reasonably useful for the research, Development, Manufacture, or Commercialization of Compounds or Products. The MRT Know-How shall not include any Compound Know-How.

1.69 “MRT Patent Rights” shall mean each Patent Rights claiming MRT Know-How. The MRT Patent Rights shall not include any Compound Patent Rights.

1.70 “MRT Platform Technology” shall mean MRT’s proprietary molecular glue degrader platform generally referred to by MRT as “QuEEN” (Quantitative and Engineered Elimination of Neosubstrates), including its proprietary proximity screening platforms, its artificial intelligence and machine learning (“AI/ML”) tools and engines broadly referred to by MRT as “Rhapsody” and “fAIceit” their “glueomics toolbox,” its proprietary library of small molecule molecular glue degraders (“MGDs”), its methods of designing MGDs, and all intellectual property rights in and to the foregoing.

1.71 “MRT Reserved Targets” shall mean [***] protein targets selected by MRT [***].

1.72 “Net Sales” shall mean, for a Product in a particular period, the amount calculated by subtracting from the Sales of such Product for such period (to the extent applied consistently by the applicable seller with respect to sales of their respective other products): [***].

1.73 “Patent Challenge” shall mean any assertion by Roche or any of its Affiliates or Sublicensees with the right to Develop and/or Commercialize Compounds or Products (“Commercial Sublicensees”), or any voluntary assistance given to a Third Party by Roche or any of its Affiliates or Commercial Sublicensees in the initiation or continuation of an assertion, in a legal or administrative proceeding or other similar legal proceeding, including with respect to the Patent Trial and Appeal Board, challenging the patentability, validity, or enforceability of any of the MRT Patent Rights. For clarity, a Patent Challenge shall not include arguments made by Roche that (a) distinguish the inventions claimed in Roche Patent Rights from those claimed in the Patent Rights but (b) do not disparage the MRT Patent Rights or raise any issue of MRT Patent Rights’ compliance with or sufficiency under applicable patent laws, regulations or administrative rules, in each case, (i) in the ordinary course of ex parte prosecution of the Roche Patent Rights or (ii) in inter partes proceedings before the United States Patent and Trademark Office or other agency or tribunal in any jurisdiction (excluding interferences or derivation proceedings), or in arbitration, wherein the MRT Patent Rights have been challenged.

1.74 “Patent Rights” shall mean all rights under any patent or patent application, in any country of the Territory, including any patents issuing on such patent application, and further including any substitution, extension or supplementary protection certificate, reissue, reexamination, renewal, divisional, continuation or continuation-in-part of any of the foregoing.

1.75 “Person” shall mean any natural person, corporation, unincorporated organization, partnership, association, sole proprietorship, joint stock company, joint venture, limited liability company, trust or government, or governmental authority, or any other similar entity.

1.76 “Ph0 No-Go Decision” shall mean, with respect to a Target Program, Roche’s decision not to nominate any LO Compound as Lead Compound.

1.77 “Ph0Go Decision” shall mean, with respect to a Target Program, Roche’s decision to continue with an LO Compound optimized in the LO Phase to enter GLP Tox Studies with said LO Compound (such LO Compound that has achieved the Ph0Go Decision, a “Lead Compound”).

1.78 “Phase I Study” shall mean a human clinical trial in any country that would satisfy the requirements of 21 C.F.R. § 312.21(a) (FDCA), as amended from time to time, and the foreign equivalent thereof.

1.79 “Phase II Study” shall mean a human clinical trial, for which the primary endpoints include a determination of dose ranges or a preliminary determination of efficacy in patients being studied as described in 21 C.F.R. § 312.21(b) (FDCA), as amended from time to time, and the foreign equivalent thereof.

1.80 “Phase III Study” means a human clinical trial, the principal purpose of which is to demonstrate clinically and statistically the efficacy and safety of a Product for one or more indications in order to obtain Regulatory Approval of such Product for such indication(s), as further defined in 21 C.F.R. §312. as amended from time to time, and the foreign equivalent thereof or that is otherwise a Pivotal Study.

1.81 “Pivotal Study” shall mean with respect to any Product, a Clinical Study that at the time of Initiation (or any later expansion of patient enrollment, if applicable), is expected to be the basis for Regulatory Approval of such Product a sufficient basis for Regulatory Approval of such Product.

1.82 “Product” shall mean, for a Target Program, any product, [***], regardless of their finished forms or formulations or dosages and method of delivery.

1.83 “Prosecute and Maintain” shall mean, with respect to a particular Patent Right, the preparation, filing, prosecution and maintenance, including any supplemental examinations, re-examinations, reissues, applications for patent term adjustments and extensions, supplementary protection certificates and the like with respect to that Patent, together with the conduct of interferences, derivation proceedings, inter partes review, post-grant review, the defense of oppositions and other similar proceedings with respect to that Patent.

1.84 “Regulatory Approval” shall mean all approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations by a Regulatory Authority, necessary for the Development or Commercialization of a Product in the Field in a regulatory jurisdiction in the Territory.

1.85 “Regulatory Authority” shall mean any national, supranational (e.g., the European Commission, the Council of the EU, the European Medicines Agency), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity including the FDA, in each country involved in the granting of Regulatory Approval or pricing and reimbursement approval for the Product.

1.86 [***]

1.87 “Research Collaboration” shall mean, with respect to a Target Program, the activities undertaken by the Parties pursuant to the Research Plan, to discover, generate, characterize,

validate and optimize Compounds that degrades the Target that is subject to such Target Program, as further described in Section 2.3. or as otherwise agreed by the Parties.

1.88 “Research Collaboration Term” shall mean, [***].

1.89 “Research Plan” shall mean the plan of research [***] outlining the work expected to be performed by the Parties to [***] Compounds under the Research Collaboration, [***] for a Target Program and Research Phase, as such plan may be updated from time to time as provided in this Agreement.

1.90 “Roche Backup Compound” shall mean, for a given Target, any Compound or any Derivative of such Compound [***].

1.91 “Roche Group” shall mean collectively Roche and its Affiliates.

1.92 “Roche Know-How” shall mean all Know-How that Roche Controls as of the Effective Date and during the Agreement Term that are confidential and necessary or reasonably useful for the research, Manufacture, Development or Commercialization of Products, but excluding any such Know-How to the extent related to any other active ingredient included in a Product other than a Compound. Roche Know-How shall not include Compound Know-How.

1.93 “Roche Patent Rights” shall mean all Patent Rights that Roche Controls at the Effective Date or during the Agreement Term that Cover any Roche Know-How or Roche Inventions, but excluding any Patent Right to the extent Covering any active ingredient included in a Product other than a Compound and not otherwise covering a Product. Roche Patent Rights shall not include Compound Patent Rights.

1.94 “Royalty Term” shall mean, with respect to a given Product and for a given country, the period of time commencing [***].

1.95 “Sales” shall mean, for a Product in a particular period, the sum of Section 1.95.1, Section 1.95.2, and Section 1.95.3:

1.95.1 [***]

1.95.2 For Sublicensees that are not Roche Affiliates (and excluding Compulsory Sublicensees), the sales amounts reported to Roche and its Affiliates in accordance with the applicable contractual terms between Roche and the Sublicensee and such Sublicensee’s then-currently used accounting standards.

1.95.3 [***]

1.96 “Sublicensee” shall mean an entity, other than a Compulsory Sublicensee, to which Roche has licensed rights (through one or multiple tiers) pursuant to this Agreement.

1.97 “Target” shall mean any Collaboration Target [***] or Nomination Target. For clarity, Collaboration Targets [***] or Nomination Targets that became Failed Targets or Discontinued Targets shall cease to be considered as Targets.

1.98 “Target Program” shall mean the activities set forth in the Research Plan for a given Target.

1.99 “Terminated Product” shall mean [***], as applicable.

1.100 “Terminated Program” shall mean [***], as applicable.

1.101 “Terminated Territory” shall mean [***].

1.102 “Territory” shall mean worldwide.

1.103 “Third Party” shall mean a Person other than (a) MRT or any of its Affiliates or (b) a member of the Roche Group.

1.104 “US” shall mean the United States of America and its territories and possessions.

1.105 “US$” shall mean US dollars.

1.106 “Valid Claim” shall mean a claim of any (a) unexpired and issued Patent Right that has not, in the country of issuance, been donated to the public, disclaimed, revoked or held invalid or unenforceable by a final non-appealable decision of a court of competent jurisdiction, or (b) [***] with respect thereto will not be considered to have any Valid Claim for purposes of this Agreement unless and until a patent that meets the criteria set forth in clause (a) above with respect to such application issues.

1.107 Additional Definitions

Each of the following definitions is set forth in the Section of this Agreement indicated below:

Definition	Section
Accounting Period	10.1
Acquired Party	19.1
Alliance Director	6.9
Breaching Party	18.2.1
[***]	[***]
[***]	[***]
Certification Notice	13.10
Chairperson	6.2
[***]	[***]
Commercial Sublicensees	1.73
Competing Program	4.2
Competitive Infringement	13.7.1.1
Compulsory Sublicensee	1.20
Decision Period	13.7.1.2A
Designated Target	2.2.2.3
Designated Target Notice	2.2.2.3
Disclosing Party	1.21
Early Technology Transfer	2.5.1
Expert Committee	9.5.2.2B
Failed Target	2.3.1.2A
Hit Package	2.3.1.1A
H-W Suit Notice	13.10
Indemnified Party	15.3

Definition	Section
Indemnifying Party	15.3
Initiating Party	13.7.1.2C
IP Coordination Team	13.1
Joint Invention	1.54
JOT	6.8
Lead Compound	1.77
LI Compound	1.61
LI Package	2.3.2.1
LO Compound	1.64
LO Package	2.3.3.2
Members	6.2
Minimum Transfer Payment	18.3.7.4C
MRT	cover page
MRT Indemnitees	15.1
MRT Internal Program	2.3.6
MRT Invention	1.54
MRT-Originated Transfer Activities	18.3.4.2
Nomination Package	2.2.2.1
Nomination Package Fee	9.2.2
Nomination Package Split	2.2.2.2
Nomination Package Split Fee	9.2.2.2
Nomination Period	2.2.2.1
Nomination Target	2.2.2.1
Non-Acquired Party	19.1
Non-Breaching Party	18.2.1
Parties	cover page
Party	cover page
Patent Term Extensions	13.11
Payment Currency	10.3
Peremptory Notice Period	18.2.1
Ph0Go Package	2.3.3.3
PII/Samples	18.3.7.4B
Publishing Notice	17.4.2
Publishing Party	17.4.2
Receiving Party	1.21
Register	13.5
Relative Commercial Value	9.5.2.2A
Research Phase	2.1.1
[***]	[***]
Reverted Compound	13.3.2
Roche	cover page
Roche Basel	cover page
Roche Indemnitees	15.2
Roche Invention	1.54
Roche Transfer Activities	18.3.7.4C
Roche US	cover page
[***]	[***]
[***]	[***]

Definition	Section
Settlement	13.7.1.3C
SPCs	13.11
Substitution	2.3.1.3D
Suit Notice	13.7.1.2A
[***]	[***]
Technology Transfer	2.4.1
Technology Transfer Plan	2.4.1

2. RESEARCH COLLABORATION

2.1 Collaboration Overview and General Terms.

2.1.1 Scope of Research Collaboration. Subject to the terms and conditions of this Article 2, the Parties shall collaborate on up to [***] Targets, primarily in oncology and neurology, pursuant to the Research Plan. Such Research Collaboration consists of three (3) research phases: (a) Hit Generation Phase with the goal of generating Hit Compounds and the applicable Data Package, to be presented to the JRC in support of the JRC’s LIGo Decision; (b) LI Phase with the goal of generating, validating and characterizing LI Compounds and generating the applicable Data Package to be presented to the JRC in support of the JRC’s LOGo Decision; and (c) LO Phase with the goal of optimizing the LO Compounds, conducting DRF Tox Studies and generating the applicable Data Package to be presented to the JRC, and the JRC then providing Roche with the relevant information and recommendation in support of Roche’s PH0Go Decision (each phase (a) through (c), a “Research Phase”).

2.1.2 Costs of Research Collaboration. Each Party shall perform, at its own costs and expense, the activities of the Research Collaboration assigned to such Party as set forth in the Research Plan in each Research Phase for any Target Program unless otherwise set forth in this Article 2, and will use Commercially Reasonable Efforts to perform their respective tasks and obligations and in conducting activities ascribed to it in the then-current Research Plan in accordance with the timelines set forth therein.

2.2 Target Selection.

2.2.1 Initial Collaboration Targets. The Parties shall initially collaborate on the Collaboration Targets. Promptly following the Effective Date, MRT will initiate the Research Plan for each of the Collaboration Targets.

2.2.2 Nomination Targets.

2.2.2.1 Nomination Package. [***] following the Effective Date (“Nomination Period”), Roche may, by written notice to MRT, nominate [***] additional protein targets to be included in the Research Collaboration (each additional target a “Nomination Target” and all collectively a “Nomination Package”). [***].

2.2.2.2 [***]

2.2.2.3 Availability Determination. If Roche decides to nominate Nomination Targets under this Section 2.2.2, Roche shall notify MRT in writing via the Alliance Director of its desire to nominate Nomination Targets, specifying the protein targets (“Designated Target Notice”). [***] after MRT receipt of the Designated Target Notice, MRT shall confirm whether or not the designated new protein target(s) as set forth in the Designated Target Notice (“Designated Target”) is Available at the time of receipt of such Designated Target Notice by MRT. If the Designated Target is not Available, MRT shall explain underlying reasons why the Designated Target is not Available, [***].

2.2.2.4 If the Designated Target is Available at the time of receipt of such Designated Target Notice by MRT, such Designated Target will be reserved for Roche for the remaining Nomination Period [***].

2.2.2.5 Nomination Target Research Plan. Promptly after a Target has been included under the Agreement as a Nomination Target, the Parties will add such Nomination Target to the Research Plan and will commence working on the applicable Target Program for such Nomination Target.

2.2.3 Discontinued Targets.

2.2.3.1 Roche Discontinuation of a Target. At any time during the Research Collaboration, Roche may declare a Target a Discontinued Target with immediate effect upon written notice to MRT via MRT’s Alliance Director.

2.2.3.2 Effects of a Discontinued Target. If a Target Program becomes a Terminated Program during the Research Collaboration Term as a result of the Target that is applicable to such Target Program becoming a Discontinued Target in accordance with this Article 2, then only the consequences of termination set forth in Sections 18.3.1, 18.3.3, and 18.3.4.2 (to the extent any such consequence is applicable), will apply to such Terminated Program, and all Compounds identified and generated under the applicable Target Program for such Discontinued Target will cease to be Compounds under this Agreement. For clarity, all other provision relating to termination under Article 18 shall not apply for a Discontinued Target.

2.3 Conduct of the Research Collaboration.

2.3.1 Hit Generation Phase.

2.3.1.1 Research Activities.

A. During the Hit Generation Phase for a given Target Program, MRT will use Commercially Reasonable Efforts to perform the Hit Generation Phase activities assigned to it under the Research Plan. Following the performance of the Hit Generation Phase activities for a given Target Program, MRT will present a Data Package of the Hit Generation Phase results and findings to the JRC that includes (a) chemical structures for all Compounds generated, (b) data for all Compounds generated or tested, (c) good faith determination of whether a Compound met the criteria in the Research Plan, and (d) any other information reasonably requested by Roche related to the Hit Generation Phase that is Controlled by MRT (the “Hit Package”). MRT will make recommendations to the JRC with respect to prioritizing and selecting Hit Compounds to progress to the LI Phase in support of the JRC’s LIGo Decision.

B. Following MRT’s presentation of the Hit Package for a Target Program to the JRC and based on its results, the JRC may: (a) make an LIGo Decision for one or more Compounds presented in the Hit Package [***] following MRT’s presentation of the Hit Package to the JRC, (b) not make an LIGo Decision for any Compound presented in the

Hit Package and determine such Target to be a Failed Target, or (c) not make an LIGo Decision for any Compound presented in the Hit Package and discuss in good faith the possibility of alternative options, and may, subject to Section 6.6.3.2 to the extent applicable, decide that MRT will continue reasonable research on such Target in the Hit Generation Phase according to the Research Plan for the remaining duration of the Research Collaboration Term. Should the JRC decide to have MRT continue research according to the Research Plan, then MRT shall resume work on the Target Program based on the Research Plan. If the Parties reasonably believe that an amendment to the Research Plan is needed, then either Party may submit an amendment to the Research Plan for JRC approval. Any Hit Package resulting from such continued research will be re-submitted to the JRC according to the terms of Section 2.3.1.1A.

2.3.1.2 Failed Targets.

A. With regards to a Target Program, if during the Hit Generation Phase of the Research Collaboration, (a) MRT notifies the JRC that, after performing the applicable Hit Generation Phase activities set forth in the Research Plan, despite using Commercially Reasonable Efforts it is unable to generate Hit Compounds, and such inability is confirmed by the JRC or (b) the JRC does not make an LIGo Decision for any Compounds presented in a Hit Package that has not met the applicable criteria, or (c) the JRC does not support conducting further Hit Generation Phase research under the Research Plan or an amendment to the Research Plan as described in Section 2.3.1.1B, then the Target applicable to such Target Program will be deemed a failed Target (“Failed Target”).

B. If the JRC neither decides that the Target is a Failed Target nor to continue the Research Plan [***] following MRT’s presentation of the Hit Package to the JRC, then MRT shall have the right, exercisable by notice to Roche and the JRC, to request that the JRC makes such decision. [***], if the JRC does not decide to continue the Research Plan, then such Target will be deemed a Failed Target.

C. Each Failed Target will be deemed a Discontinued Target under the Agreement.

2.3.1.3 [***]

2.3.2 LI Phase.

2.3.2.1 Conduct of LI Phase Research. If Hit Compounds were developed during the Hit Generation Phase for which a LIGo Decision was made, then, during the LI Phase for a given Target Program, MRT will use Commercially Reasonable Efforts to perform the LI Phase activities assigned to it under the Research Plan. Following the performance of the LI Phase activities for a given Target Program, MRT will present a Data Package of the LI Phase results and findings to the JRC that includes (a) chemical structures and data for all LI Compounds tested (b) good faith determination of whether each LI Compound met the criteria listed in the Research Plan, and (c) any other information reasonably requested by Roche related to the LI Phase that is Controlled by MRT (the “LI Package”). MRT will make recommendations to the JRC with respect to prioritizing and selecting LI Compounds to progress to the LO Phase in support of the JRC’s LOGo Decision.

2.3.2.2 Following MRT’s presentation of the LI Package for a Target Program to the JRC and based on its results, the JRC may: (a) make an LOGo Decision for one or more LI Compounds presented in the LI Package [***] following MRT’s presentation of the LI Package to the JRC, (b) not make an LOGo Decision for any LI Compound presented in the LI Package and determine such Target a Discontinued Target, or (c) not make an LOGo Decision for any LI Compound presented in the LI Package and discuss in good faith the possibility of alternative options, and may, subject to Section 6.6.3.2 to the extent applicable, decide that MRT will continue reasonable research on such Target in the LI Phase according to the Research Plan for the remaining duration of the Research Collaboration Term. Should the JRC decide for MRT to continue research according to the Research Plan, then MRT shall resume work on the Target Program based on the Research Plan. If the Parties reasonably believe that an amendment to the Research Plan is needed, then either Party may submit an amendment to the Research Plan for JRC approval. Any LI Package resulting from such continued research will be re-submitted to the JRC according to the terms of Section 2.3.2.2.

2.3.2.3 If the JRC neither decides that the Target is a Discontinued Target nor does it decide to continue the Research Plan [***] following MRT’s presentation of the LI Package to the JRC, then MRT shall have the right, exercisable by notice to Roche and the JRC, to request that the JRC makes such decision. [***] if the JRC does not decide to continue the Research Plan, then such Target will be deemed a Discontinued Target.

2.3.3 LO Phase.

2.3.3.1 Conduct of LO Phase Research. If LI Compounds were developed during the LI Phase for which a LOGo decision was made, then, during the LO Phase for a given Target Program, MRT will use Commercially Reasonable Efforts to perform the LO Phase activities assigned to it under the Research Plan. Such activities shall broadly include (a) optimization of all applicable LO Compounds as detailed in the Research Plan prior to initiating any DRF Tox Studies (“Optimization Activities”), and (b) conducting any required DRF Tox Studies for LO Compounds selected and prioritized by the JRC following the completion of the Optimization Activities in accordance with this Agreement.

2.3.3.2 Following the performance of the Optimization Activities for a given Target Program, MRT will present the corresponding Data Package to the JRC that includes (a) chemical structures and data for all LO Compounds optimized, (b) good faith determination of whether a LO Compound met the DRF Ready Criteria, and (c) any other information reasonably requested by Roche related to the Optimization Activities that is Controlled by MRT (the “LO Package”). MRT will make recommendations to the JRC with respect to prioritizing and selecting the LO Compounds to enter DRF Tox Studies, with the goal to find a Compound that meets the Clinical Candidate Selection criteria set forth in the Research Plan (“CCS”).

2.3.3.3 Following MRT’s presentation of the LO Package for a Target Program to the JRC and based on its results, the JRC may decide: (a) to further characterize one or more LO Compounds presented in the LO Package in DRF Tox Studies, (b) not to further characterize any LO Compounds presented in the LO Package in DRF Tox Studies and that such Target is a Discontinued Target, or (c) not to further characterize any LO Compounds presented in the LO Package in DRF Tox Studies and to discuss in good faith the possibility of alternative options, and may, subject to Section 6.6.3.2 to the extent applicable, decide that MRT will continue reasonable research, including Optimization Activities, on such Target in the LO Phase according to the Research Plan for the remaining duration of the Research Collaboration Term. Should the JRC decide for MRT to continue research according to the Research Plan, then MRT shall resume work on the Target Program based on the Research Plan. If the Parties reasonably believe that an amendment to the Research Plan is needed, then either Party may submit an amendment to the Research Plan for JRC approval. Any LO Package resulting from such continued research will be re-submitted to the JRC according to the terms of Section 2.3.3.3.

2.3.3.4 If the JRC neither decides that the Target is a Discontinued Target nor does it decide to continue the Research Plan [***] following MRT’s presentation of the LO Package to the JRC, then MRT shall have the right, exercisable by notice to Roche and the JRC, to request that the JRC makes such decision. [***] if the JRC does not decide to continue the Research Plan, then such Target will be deemed a Discontinued Target.

2.3.3.5 DRF Tox Studies of LO Compounds. If the JRC decides to further characterize LO Compounds in DRF Tox Studies, then the JRC will select the number of LO Compounds to be further characterized and, subject to Section 2.3.5.1, MRT will perform such DRF Tox Studies in accordance with the DRF Tox Study protocol set forth in the Research Plan. Upon completion of the applicable DRF Tox Studies, MRT will present the Data Package of the DRF Tox Studies data, results, and findings to the JRC (the “Ph0Go Package”). MRT will make recommendation to the JRC with respect to whether any LO Compound tested in the DRF Tox Studies met the CCS criteria and is a candidate for selection as the Lead Compound.

2.3.3.6 Potential Lead Compounds. If the JRC recommends at least one (1) LO Compound as potential Lead Compound [***] Roche shall inform MRT whether it has made a Ph0Go Decision or Ph0 No-Go Decision with respect to each potential Lead Compound.

2.3.3.7 No Potential Lead Compounds. If the JRC in its reasonable determination does not recommend an LO Compound as potential Lead Compound, then the JRC shall discuss in good faith strategies to develop alternative Compounds, which strategies may include (a) electing for MRT to conduct DRF Tox Studies in accordance with the Research Plan on any LO Compounds that met the DRF Ready Criteria but were not previously selected for DRF Tox Studies (if applicable), and (b) re-assessing and selecting any remaining LO Compounds (to the extent that they are not included in the aforementioned sub-section (a)) or LI Compounds for further Development in accordance with the Research Plan; provided that if the JRC does not make any decision herein [***] following MRT’s presentation of the Ph0Go Package to the JRC, then MRT shall have the right, exercisable by notice to Roche [***] to request that the JRC makes such a decision. [***] if the JRC still has not made a decision for any of the options hereunder, then such Target will be deemed a Discontinued Target.

2.3.4 MRT Backup Compound.

2.3.4.1 Time Period. Until the earlier of [***] MRT shall use Commercially Reasonable Efforts to generate at least one MRT Backup Compound for such Target in accordance with this Section 2.3.4.

2.3.4.2 Development. For a given Target, if Roche has made a Ph0Go Decision with respect to a Lead Compound, then the JRC will (a) prioritize and select additional LO Compounds that met the DRF Ready Criteria (if applicable) to enter into DRF Tox Studies to be conducted by MRT as described in Section 2.3.3, or (b) reassess and select any remaining LO Compounds (to the extent that they are not included in the aforementioned sub-section (a)) or LI Compounds for further Development in accordance with the Research Plan. Any such LO Compounds or LI Compounds, as applicable, that met the CCS criteria following DRF Tox Studies will be considered MRT Backup Compounds. [***]. For clarity, if at the JRC meeting in which MRT presented the Ph0Go Package the JRC identified more than one potential Lead Compound in accordance with Section 2.3.3.6, then, after Roche made a Ph0Go Decision, the JRC can select one or more of such LO Compounds presented in the Ph0Go Package to qualify as a potential MRT Backup Compound and enter into DRF Tox Study.

2.3.5 [***]

2.3.5.1 DRF Tox Studies. [***].

2.3.5.2 Development Costs. [***].

2.3.6 [***]

In the event that a protein target proposed by Roche [***] is not Available [***], MRT may, in its discretion, determine to have such [***] as an Available target for all purposes of this Agreement [***]. If MRT decides to make such [***] available to Roche, then MRT shall provide Roche via the JRC with all relevant information on such [***] in order for Roche to (a) assess the Research Phase of such [***] according to the criteria set forth in the Research Plan for such Research Phase, and (b) conduct the applicable due diligence on such [***].

2.4 Technology Transfer.

2.4.1 Initial Technology Transfer. On a Target Program-by-Target Program basis, at any time during the Research Collaboration Term following an LIGo Decision, Roche shall have the right to request MRT to conduct [***] a technology transfer to Roche or its designee of all selected Compounds with respect to a given Target and applicable Compound Know-How, MRT Know-How applicable to such Target Program, as well as all information, material and Inventory, that are necessary to enable Roche, subject to the terms of this Agreement, to (a) continue the research and Development of the applicable Compounds and Products, (b) Manufacture or Commercialize the applicable Compounds and Products, or (c) to apply for Regulatory Approval for the applicable Products in the Field in the Territory (“Technology Transfer”). [***] following such request from Roche, MRT will prepare a plan specifying an approach for conducting such Technology Transfer for such Target Program from MRT to Roche, which plan will be designed to enable Roche as described in the preceding sentence, including the transfer of (i) copies of all data related to any research activities for the applicable Compounds under such Target Program controlled by MRT or any of its Affiliates in the Field; (ii) copies of any MRT Know-How and Compound Know-How for such Target Program; (iii) the timelines for conducting the transfer of the items set forth in the foregoing clause (i) and clause (ii), and (iv) any other information, materials, or inventory reasonably requested by Roche (the “Technology Transfer Plan”), and shall submit the Technology Transfer Plan to the JRC for its review, discussion, and approval in the following JRC meeting. At such following JRC meeting, the JRC may offer any changes or amendments to the Technology Transfer Plan that will be discussed and approved by the JRC in the same JRC meeting. [***] following the approval of such Technology Transfer Plan by the JRC or as otherwise decided by the JRC, MRT shall initiate the Technology Transfer to Roche or Roche’s designee in accordance with the Technology Transfer Plan. The Parties will use Commercially Reasonable Efforts to conduct the Technology Transfer in accordance with the Technology Transfer Plan, including the timelines set forth therein.

2.4.2 Continuing Technology Transfer. Following the completion of the Technology Transfer and during the Agreement Term, at the request of Roche, MRT shall, as reasonably necessary, (a) make available to Roche qualified MRT’s personnel having the necessary skill, expertise and experience who are then currently employed or otherwise engaged by MRT (or its Affiliates) to provide scientific and technical explanations and advise Roche on MRT Know-How,

MRT Patent Rights, Compound Know-How, and Compound Patent Rights, and (b) MRT shall provide Roche with additional cooperation, information, assistance or services during such period as may be reasonably necessary to enable Roche to conduct the research, Development and Manufacture of the applicable Compounds and Products in the Territory. Such support shall be at mutually convenient times and may include teleconferences, email or face-to-face meetings. On a Target Program-by-Target Program basis, MRT shall provide the support set forth in this Section 2.4.2 [***] during the Research Collaboration Term for such Target Program [***] following completion of the Technology Transfer, and such completion is confirmed by the JRC. [***].

2.5 [***]

2.6 Records; Reports; Exchange of Information.

2.6.1 Research Records. MRT shall maintain records of the Research Collaboration (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved by or on behalf of MRT in the performance of the Research Collaboration. All laboratory notebooks shall be maintained for no less than the term of any Patent Rights issuing therefrom. If an MRT Insolvency Event occurs, upon the written request of Roche, MRT shall promptly permit Roche [***] to have access during normal business hours to MRT’s records of the Research Collaboration maintained in accordance with this Section 2.6.1.

2.6.2 Progress Reports. [***] during the Research Collaboration Term, MRT shall prepare and provide to the JRC a detailed written report summarizing the progress of the work performed by MRT in the course of the Research Collaboration for any Target [***]. On a Target-by-Target basis, promptly upon expiry of the Research Collaboration Term, MRT shall provide a final written report summarizing its activities under the Research Plan and the results thereof. Upon Roche´s written request and on a Target-by-Target basis but not more than once in each Calendar Year, MRT shall permit Roche [***] to have access during normal business hours to those records of MRT that may be necessary to verify the basis of any payments hereunder.

2.7 [***]

.

3. GRANT OF LICENSE

3.1 Licenses.

3.1.1 R&D Cross License

To the extent required, each Party grants to the other Party during the Research Collaboration Term a non-exclusive right and license under Know-How and Patent Rights Controlled by such Party that are necessary for such Party to perform the activities set forth in the Research Plan solely to perform the activities set forth in the Research Plan.

3.1.2 License Granted to Roche

MRT hereby grants to Roche an exclusive (subject to MRT’s retained rights set forth in Section 3.1.3, even as to MRT and its Affiliates), royalty-bearing license, with the right to grant sublicenses through multiple tiers in accordance with Section 3.2, under the MRT Patent Rights, MRT Know-How and MRT’s interest in the Joint Patent Rights and Joint Know-How to research, have researched, Develop, have Developed, Manufacture, Commercialize, register, have registered, use, have used, make, have made, import, have imported, export, have exported, market, have marketed, distribute, have distributed, sell, have sold and otherwise exploit Compounds and Products, in the Field in the Territory, subject to the terms of this Agreement.

3.1.3 MRT Retained Rights. MRT shall retain the right under the MRT Patent Rights, MRT Know-How, and MRT’s interest in the Joint Patent Rights and Joint Know-How to research, Develop, make, and have made the Compounds or the Products, solely to the extent necessary to fulfill its obligations under this Agreement.

3.1.4 Limitation on Licenses to Roche. Notwithstanding anything in this Agreement to the contrary, no licenses from MRT to Roche under this Agreement extend to other MRT proprietary therapeutically active ingredients or products that are not Compounds.

3.2 Sublicense

3.2.1 Right to Sublicense to its Affiliates

Roche shall have the right to grant sublicenses to its Affiliates (through multiple tiers) for so long as such entity remains an Affiliate [***] under its rights granted under Section 3.1 without prior approval of MRT; [***]. If Roche grants such a sublicense, Roche shall ensure that all of the applicable terms and conditions of this Agreement shall apply to the Affiliate [***] to the same extent as they apply to Roche for all purposes. Roche assumes full responsibility for the performance of all obligations and observance of all terms so imposed on such Affiliate [***] and shall itself account to Roche for all payments due under this Agreement by reason of such sublicense.

3.2.2 Right to Sublicense to Third Parties

Roche and its Affiliates shall have the right to grant sublicenses to Third Parties (through multiple tiers), under its rights granted under Section 3.1 without prior approval of MRT; provided that Roche shall (a) enter into a written sublicense agreement with such Third Party, (b) inform MRT promptly after the signature of an agreement with such Third Party, (c) ensure that such sublicense agreement is consistent in all material respects with the terms and conditions of this Agreement, (d) be responsible for the acts and omissions of the applicable Sublicensee as if Roche were exercising such sublicensed rights itself under this Agreement, and (e) remain responsible for the payments of all amounts due hereunder, and for all other obligations of its Sublicensees under this Agreement as if such obligations were those of Roche.

3.2.3 Right to Subcontract. Roche shall have the right to subcontract the work performed under this Agreement without prior approval of MRT. MRT shall have the right to subcontract the work performed under this Agreement to the subcontractors that have been established as of the Effective Date [***] without prior approval of Roche. If MRT wishes to subcontract work performed under this Agreement to new subcontractors, MRT shall obtain Roche’s prior approval, which shall not be unreasonably withheld. Each Party will ensure it has entered into a written agreement with each subcontractor and require that all subcontractors perform the activities that they are engaged to perform in accordance with the relevant provisions that apply to such Party under this Agreement (including (a) obligations of confidentiality and non-use at least as stringent as those set forth in Article 17, and (b) the intellectual property provisions set forth in Article 13) and otherwise in compliance with Applicable Law. Each Party will be fully responsible and liable to the other Party for any breach of the terms of this Agreement by any of its subcontractors to the same extent as if each Party itself had committed any such breach and will terminate promptly the agreement with any subcontractor with respect to the Product if such subcontractor breaches this Agreement.

3.2.4 Registration of License to Roche. If the registration of an exclusive license in the Field is possible in a jurisdiction of the Territory, Roche shall have the right [***], to register the licenses granted to Roche under this Agreement on behalf and for the benefit of Roche in accordance with Section 3.1. MRT will reasonably cooperate with Roche [***].

4. EXCLUSIVITY

4.1 MRT’s Exclusivity Obligations. On a Target-by-Target basis [***], MRT and its Affiliates shall work exclusively with Roche with regards to small molecules against such Target that induces an interaction between an E3 ubiquitin ligase and such Target, resulting in ubiquitination and subsequent degradation of the Target and will not, either on its own or in collaboration with a Third Party, research, identify, Develop, Manufacture or Commercialize such compounds or products containing such compounds. For clarity, the exclusivity obligations in this Article 4 shall not apply to Failed Targets or Discontinued Targets.

4.2 Exceptions. If after the Effective Date, a Third Party becomes an Affiliate of MRT as a result of a Change of Control, then such Affiliate shall be permitted to continue to conduct any ongoing activities and to initiate new activities (whether planned before the occurrence of the Change of Control or thereafter) where any such activities would otherwise cause MRT (or any of its other Affiliates) to violate Section 4.1 (a “Competing Program”), and such initiation or continuation will not constitute a violation of Section 4.1; provided that the activities of such Competing Program are conducted only by such Affiliate independently of the activities pursuant to this Agreement, and MRT shall, and shall cause its Affiliates to segregate all research, Development and Manufacturing, or Commercialization activities being conducted with respect to a Competing Program from the research, Development, and Manufacturing with respect to a Compound or Product under this Agreement, including ensuring that (a) none of the Patent Rights or Know-How licensed by MRT from Roche pursuant to this Agreement, Including any Compound Patent Rights or Compound Know-How, are disclosed to such Affiliate or otherwise used in the Competing Program, (b) no Confidential Information received from Roche, including the identity of the Collaboration Targets, Replacement Targets and Nomination Targets, is disclosed to such Affiliate or otherwise used in the Competing Program, (c) the personnel involved in performing research, Development, Manufacturing, or Commercialization activities related to an Competing Program are segregated from the personnel working on the research, Development, or Manufacturing of a Compound or Products under this Agreement, and (d) access to non-public plans or information related to the research, Development, or Manufacturing of a Compound or Products under this Agreement is not accessible to personnel involved in performing research, Development, Manufacturing, or Commercialization activities related to a Competing Program.

5. DILIGENCE

5.1 [***]

5.2 [***]

6. GOVERNANCE

6.1 Joint Research Committee

[***] after the Effective Date of this Agreement, the Parties shall establish a JRC to oversee the development activities under this Agreement.

6.2 Members

[***]. Roche and MRT each shall be entitled to appoint [***] Members with appropriate seniority and functional expertise. Each Party may replace any of its Members and appoint a person to fill the vacancy arising from each such replacement. A Party that replaces a Member shall notify the other Party as soon as possible prior to the next scheduled meeting of the JRC. Both Parties shall use reasonable efforts to keep an appropriate level of continuity in representation. Both Parties may invite a reasonable number of additional experts or advisors to attend part or the whole JRC meeting with prior notification to the JRC; provided that any such additional experts or advisors will be subject to confidentiality and non-use obligations with respect to information disclosed at such meeting that are no less restrictive than the provisions of Article 17 except with respect to the duration of such obligations which will be commercially reasonable. Members may be represented at any meeting by another person designated by the Party whose Member is absent. The Alliance Director of each Party may attend the JRC meetings as a permanent participant that is not a Member. [***].

6.3 Responsibilities of the JRC

The JRC shall have the responsibility and authority to: [***].

6.4 Meetings

The Chairperson or its delegate will be responsible for sending invitations and agendas for all JRC meetings to all Members [***] before the next scheduled meeting of the JRC. The venue for the meetings shall be agreed by the JRC. The JRC shall hold meetings [***], either in person or by tele-/video-conference, and in any case as frequently as the Members of the JRC may agree shall be necessary, [***].

6.5 Minutes

The Chairperson will be responsible for designating a Member to record in reasonable detail and circulate draft minutes of JRC meetings to all members of the JRC for comment [***] after the relevant meeting. The Members of the JRC shall [***] provide comments. The Party preparing the minutes shall incorporate timely received comments and distribute finalized minutes to all Members of the JRC [***]. The Parties shall mutually approve the final version of the minutes before its distribution.

6.6 Decisions.

6.6.1 Decision Making Authority

The JRC shall decide matters within its responsibilities set forth in Section 6.6 and Section 2.

6.6.2 Consensus; Good Faith

The Members of the JRC shall act in good faith to cooperate with one another and seek agreement with respect to issues to be decided by the JRC. The Parties shall endeavor to make decisions by consensus.

6.6.3 Failure to Reach Consensus.

6.6.3.1 Roche’s Final Decision-Making Authority. If the JRC is unable to decide a matter by consensus, then, subject to Section 6.6.3.2, Roche shall have the final decision authority on any matter [***].

6.6.3.2 Limitations on Decision-Making. Notwithstanding any provision to the contrary set forth in this Agreement, without MRT’s prior written consent, Roche may not exercise its final decision-making authority as set forth in Section 6.6.3.1 in a manner that could: (a) require MRT to take any action that MRT reasonably believes would require it to violate any obligation or agreement it may have with any Third Party, or take any action that would result in a violation of any Applicable Law or the requirements of any Regulatory Authority, (b) require MRT to conduct activities that would, in MRT’s reasonable belief, infringe or violate any Third Party intellectual property rights, (c) conflict with, amend, modify, or waive compliance under this Agreement, [***].

6.7 Information Exchange

MRT and Roche shall exchange the information in relation to their activities under this Agreement during the Research Collaboration Term through the JRC and as provided in the Research Collaboration and described in the Research Plan. Upon disbandment of the JRC in accordance with Section 6.12, the Alliance Directors from each of MRT and Roche will serve as the point of contact for continued information exchange in accordance with this Agreement.

6.8 Joint Operational Teams; Other Committees

The JRC shall have the right to establish joint operation teams (each a “JOT”) with respect to the conduct of certain activities under the Research Plans. Each JOT shall be composed of representatives designated by each Party. Representatives must be appropriate for the tasks then being undertaken and the phase of research or pre-clinical development, in terms of their seniority, availability, function in their respective organizations, training and experience. Each Party shall designate one (1) of its representatives as its primary JOT contact. Each Party may replace its representatives from time to time upon written notice to the other Party; provided, however, if a Party’s representative is unable to attend a meeting, such Party may designate a knowledgeable alternate to attend such meeting and perform the functions of such representative. Each JOT will have the responsibilities assigned to it at the time of its establishment by the JRC, subject to the oversight by the JRC. Each JOT shall meet by audio or video teleconference or as otherwise agreed by such JOT. No JOT shall have decision-making authority except to the extent delegated by JRC as applicable. Any disagreement between the members of Roche and MRT on a JOT shall be referred to the JRC for resolution.

6.9 Alliance Director

Each Party shall appoint one person to be its point of contact with responsibility for facilitating communication and collaboration between the Parties (each, an “Alliance Director”). The Alliance Directors shall be permanent participants of the JRC meetings (but not members of the JRC) and may attend JOT meetings as appropriate. The Alliance Directors shall facilitate resolution of potential and pending issues and potential disputes to enable the JRC to reach consensus and avert escalation of such issues or potential disputes.

6.10 Limitations of Authority

The JRC shall have no authority to amend or waive any terms of this Agreement.

6.11 Expenses

Each Party shall be responsible for its own expenses including travel and accommodation costs incurred in connection with the JRC and JOTs.

6.12 Lifetime

With regards to a given Target, the JRC’s responsibilities cease [***]. Following such cessation, the Parties will exchange information in accordance with Section 6.7.

7. DEVELOPMENT, REGULATORY AFFAIRS, AND COMMERCIALIZATION

7.1 Development

Subject to Section 2.1.22.1.2 and Article 5, Roche, at its own cost, shall be solely responsible and have the sole decision-making authority for all Development matters of Products following the Research Collaboration.

7.2 Regulatory

Roche, at its own cost, shall be solely responsible and have the sole decision-making authority for all regulatory affairs related to Products in the Territory. Roche or its Affiliates shall own and file in their discretion all regulatory filings and Regulatory Approvals for all Products in the Territory.

7.3 Commercialization

Roche, at its own expense, shall have sole responsibility and decision-making authority for the marketing, promotion, sale and distribution of Products in the Territory.

7.4 Updates to MRT

On a Target-by-Target basis, [***] Roche will provide to MRT, [***] a high level summary report, either written or verbal in a phone conversation and/or video teleconference, summarizing the material Development activities conducted by Roche, its Affiliates, or its or their Sublicensees with respect to the Products in the Territory [***], and, in the event of a written report and upon request by MRT, a phone conversation or video teleconference between MRT and Roche to discuss such summary report.

8. MANUFACTURE AND SUPPLY

8.1 Pre-Clinical Supply

MRT shall be responsible, at its cost, for the manufacture and supply of Compounds for the activities under the Research Collaboration in accordance with the Research Plan, including required quantities of LO Compound and MRT Backup Compound for DRF Tox Studies. Roche shall be responsible, at its cost, for the manufacture of the Lead Compound, MRT Backup Compound and Roche Backup Compound for conducting GLP Tox Studies. Roche shall be responsible, at its cost, for the manufacture of Compounds under Section 2.7, including the manufacture of Roche Backup Compound for research purposes (except the initial transfer of such Compound by MRT).

8.2 Clinical and Commercial Supply

Roche shall be responsible at its own expense for the manufacture and supply of Compounds and Products for use in Clinical Studies and for Commercialization.

9. PAYMENT

9.1 Collaboration Initiation Payment

[***] after the Effective Date and upon receipt of an invoice from MRT, Roche shall pay to MRT a one-time, non-creditable, non-refundable upfront fee of fifty million US$ ($50,000,000).

9.2 Research Collaboration Funding and Event Payments.

9.2.1 Research Collaboration Milestones.

9.2.1.1 Research Events. On a Target-by-Target basis and subject to Section 2.5, Roche will make one-time, non-refundable, non-creditable milestone payments to MRT upon the first achievement by the first applicable Compound of the applicable research milestone event specified in the table of this Section 9.2.1.1 during the Research Collaboration:

Research Event	US$ (in millions)
(a) First achievement of LIGo Decision	[***]
(b) First achievement of LOGo Decision	[***]
(c) First Initiation of GLP Tox Study	[***]

9.2.1.2 [***]. In the event that MRT, in accordance with Section 2.3.6, in its discretion determines to make Available a protein [***] and Roche accepts nomination of such [***] as a Target, then Roche shall pay a one-time phase-dependent milestone payment to have such target treated as a Target under the Agreement:

Research Event	US$ (in millions)
(d) [***]	[***]
(e) [***]	[***]

9.2.1.3 One-Time Payments. [***].

9.2.1.4 Each milestone set forth in Section 9.2.1.1 or Section 9.2.1.2 shall be paid only once on a Target-by-Target basis, the first time an applicable Compound against a Target achieves the respective event described in (a) through (e) above, regardless of the number of Compounds that later achieve the respective milestone event for such Target. Roche shall pay the research collaboration milestones to MRT within [***] from the receipt of an invoice from MRT.

9.2.2 Nomination Targets.

9.2.2.1 Subject to Section 2.2.2 [***], Roche shall pay MRT a one-time, non-creditable, non-refundable [***] fee in the amount of twenty-eight million US$ ($28,000,000) (“[***]”).

9.2.2.2 [***]

9.2.3 [***]

9.3 Development and Regulatory Event Payments.

9.3.1 Development and Regulatory Milestones. On a Target-by-Target basis, Roche will make one-time, non-refundable, non-creditable milestone payments to MRT upon the first achievement by the first Product of the applicable development and regulatory milestone events specified in the table in this Section 9.3.1 [***]:

Development and Regulatory Event	US$ (in millions)
	1st Indication	2nd Indication
(1) Initiation of Phase I Clinical Study	[***]	[***]
(2) Initiation of Phase II Clinical Study	[***]	[***]
(3) Initiation of Phase III Clinical Study	[***]	[***]
(4) First Commercial Sale in US	[***]	[***]
(5) Regulatory Approval in US	[***]	[***]
(6) First Commercial Sale in EU	[***]	[***]
(7) Regulatory Approval in EU	[***]	[***]
(8) First Commercial Sale in [***]	[***]	[***]
(9) Regulatory Approval in [***]	[***]	[***]
Total:	[***]	[***]

For clarity, on a Target-by-Target basis, each development and regulatory event payment shall be paid only once, the first time that a Product reaches the applicable development and regulatory event for the first or second Indication, regardless of the number of times such events are reached for a given Indication and by how many Products.

9.3.2 Notification of Milestone Achievement. Roche shall notify MRT [***] following achievement of each development and regulatory event by Roche, its Affiliate, or its or their Sublicensee. Event payments shall be paid by Roche to MRT [***] following receipt of an invoice from MRT for the applicable milestone payment.

9.3.3 Skipped Milestone Payments. For clarity, with respect to a Product, except with respect to milestone events (4), (6), and (8) and milestone events (5), (7), and (9), each milestone event is intended to be successive so that if a subsequent milestone event is achieved and any prior milestone events have not at such time been achieved, then the prior milestone event(s) that have not been achieved will be deemed to be achieved at the time that such subsequent milestone event is achieved. For example, if any one of milestone events (4), (6) or (8) above is achieved with respect to the first indication, then milestone events (1), (2) and (3) shall be deemed to be achieved with respect to the first indication (to the extent not already achieved) upon the achievement of such milestone event; if milestone event (5), (7), or (9) above is achieved with respect to the second indication, then milestone events (2) and (3) shall be deemed to be achieved with respect to the second indication (to the extent not already achieved) upon the achievement of such milestone event.

9.3.4 Products Containing Roche Backup Compounds. Notwithstanding the above, if any milestone event specified in Section 9.3.1 is first achieved by:

A. a Product containing a Roche Backup Compound that Roche Developed [***], the applicable milestone payment for such development or commercial event will be [***]; or

B. a Product containing a Roche Backup Compound that Roche [***], the applicable milestone payment for such development or commercial event will be [***].

C. [***]

9.4 Sales Based Event Payments.

9.4.1 Sales Milestones. On a Target-by-Target basis, Roche shall pay to MRT up to a total of [***] based on Calendar Year Net Sales on which royalties are paid for the first Product for a Target Program to reach the following thresholds:

Sales-Based Event	US$ (in millions)
Worldwide Calendar Year Net Sales of a Product first exceeds [***]	[***]
Worldwide Calendar Year Net Sales of a Product first exceeds [***]	[***]

Sales-Based Event	US$ (in millions)
Worldwide Calendar Year Net Sales of a Product first exceeds [***]	[***]
Total potential event payments for Product:	[***]

9.4.2 One-Time Payments. On a Target-by-Target basis, each of the sales based event payments shall be paid no more than once during the Royalty Term, regardless of the number of Products achieving the respective Net Sales thresholds, [***]after the end of the Calendar Year in which the event first occurs for the Product in the Territory first reaching the respective Net Sales threshold, irrespective of whether or not the previous sales based event payment was triggered by the same or by a different Product, and shall be non-refundable. If more than one sales milestone event is first achieved in a Calendar Year by a Product, then the payment for each sales milestone event achieved that had not previously been achieved will be due.

9.4.3 Products Containing Roche Backup Compounds. Notwithstanding the above, in the event that any milestone event specified in Section 9.4.1 is first achieved by:

A. a Product containing a Roche Backup Compound that Roche Developed [***], the applicable milestone payment for such sales event will be [***]; or

B. a Product containing a Roche Backup Compound that Roche [***], the applicable milestone payment for such sales event will be [***].

C. [***]

9.5 Royalty Payments.

9.5.1 Royalty Term

On a Product-by-Product basis, Roche shall pay to MRT tiered royalties on Calendar Year Net Sales of such Product in the Territory during the Royalty Term. Thereafter, on a Product-by-Product and country-by-country basis, the licenses granted to Roche or a given Product shall be fully paid up, irrevocable and royalty-free worldwide.

9.5.2 Royalty Payments.

9.5.2.1 Rates. The following royalty rates shall apply to the respective tiers of Calendar Year Net Sales of such a Product in the Territory, on an incremental basis, as follows:

Calendar Year Net Sales in Territory ([***] US$)	Royalty Rate
[***]	[***]
> [***]	[***]
> [***]	[***]

Calendar Year Net Sales in Territory ([***] US$)	Royalty Rate
> [***]	[***]

For example, [***].

9.5.2.2 Combination Product.

A. If Roche or its Affiliates intend to sell a Combination Product, then the Parties shall meet [***] prior to the anticipated First Commercial Sale of such Combination Product in the Territory to negotiate in good faith and agree to an appropriate adjustment to Net Sales to reflect the relative commercial value contributed by the components of the Combination Product (the “Relative Commercial Value”). If, after such good faith negotiations [***] the Parties cannot agree to an appropriate adjustment, the dispute shall be initially referred to the executive officers of the Parties in accordance with Section 19.319.3.

B. If the Parties are unable to agree on the Relative Commercial Value [***], then the Relative Commercial Value shall be determined by the following procedure. [***].

C. Notwithstanding any provision to the contrary in this Agreement, in no event will the Relative Commercial Value determined in accordance with this Section 9.5.2.2 of a Companion Diagnostic included in a Combination Product comprised of a Compound and such Companion Diagnostic [***].

9.5.2.3 Products Containing Roche Backup Compounds. With regards to a Product containing a Roche Backup Compound, the royalty rates specified in Section 9.5.2.1 shall be [***], as follows:

A. for a Product containing a Roche Backup Compound [***], the applicable royalty rate will be [***]; or

B. for a Product containing a Roche Backup Compound [***], the applicable royalty rate will be [***].

C. [***]

9.5.3 Royalty Adjustments. For the purpose of calculating royalties for a Product, the royalty rates shall be subject to the following adjustments, as applicable:

9.5.3.1 Valid Claim. For a given Product, if in a given country within the Territory, a Compound contained within such Product is not Covered by a Composition of Matter Claim that is a Valid Claim, then the royalty payments due to MRT for such Product in such country shall be [***].

9.5.3.2 Generic Competition. If a Generic Product enters the market in a given country prior to the end of the Royalty Term and Net Sales of such Product subsequently [***] from the level of Net Sales achieved prior to the generic entry in such country, then the royalty rate owed to Monte Rosa will be [***]. If subsequent to such a Generic Product entry the Net Sales of such Product [***] from the level of Net Sales achieve prior to the generic entry in such country, then the Royalty Term for such country will [***].

9.5.3.3 IRA Subject Product

If an IRA Subject Product first becomes reduced [***] from the level of net sales achieved prior to the generic entry in such country, then the royalty rate owed to Monte Rosa will be [***]. If subsequent to such [***], then the Royalty Term [***].

9.5.3.4 Third Party Licenses

Roche shall be responsible for and pay or have paid all consideration owed to any Third Party in relation to Third Party intellectual property rights necessary to Develop or Commercialize Products that Roche, or MRT pursuant to Section 1.23, secures after the Effective Date. [***].

9.5.4 Limitations on Adjustments.

9.5.4.1 [***]

9.5.4.2 [***]

9.6 [***]

9.6.1 [***]

9.6.2 [***]

9.6.3 [***]

9.6.4 [***]

10. ACCOUNTING AND REPORTING

10.1 Timing of Payments

Roche shall calculate royalties on Net Sales [***] as of [***] (each being the last day of an “Accounting Period”) and shall pay royalties on Net Sales [***] after the end of each Accounting Period in which such Net Sales occur.

10.2 Late Payment

Any payment under this Agreement that is not paid on or before the date such payment is due shall bear interest, to the extent permitted by Applicable Law [***] above the average one-month Euro Interbank Offered Rate (EURIBOR) (or other applicable interbank lending rate, if EURIBOR is no longer available), as reported by Reuters from time to time, calculated on the number of days such payment is overdue.

10.3 Method of Payment

Royalties on Net Sales and all other amounts payable by Roche hereunder shall be paid by Roche in US$ (the “Payment Currency”) to account(s) designated by MRT.

10.4 Currency Conversion

When calculating the Sales of any Product that occur in currencies other than the Payment Currency, [***].

10.5 Blocked Currency

In a given country, if by reason of Applicable Law (for example governmental restrictions on foreign exchange trade) the local currency is blocked and cannot be removed from such country, Roche will notify MRT in writing and

10.5.1 MRT will have the right to receive the applicable royalties of Net Sales in such country in local currency by deposit in a local bank designated by MRT, or

10.5.2 if such local currency payment is not allowed by reason of Applicable Law or if otherwise requested by MRT, then the royalties related to such Net Sales in such country shall continue to be accrued and shall continue to be reported, but such royalties will not be paid until the sales proceeds related to such Net Sales may be removed from such country. At such time as Roche, its Affiliates or their Sublicensees, as the case may be, is able to remove the sales proceeds related to such Net Sales from such country, Roche shall also pay such accrued royalties in Payment Currency using the actual exchange rate which is used to remove such sales proceeds from such country.

10.6 Reporting.

10.6.1 [***] after the end of each [***], Roche will provide to MRT a good faith, non-binding, written estimate of Net Sales for the preceding [***] and the royalties payable in respect of such Net Sales.

10.6.2 With each royalty payment, Roche shall provide MRT in writing for the relevant [***] on a Product-by-Product basis the following information:

A. Sales in Swiss Francs;

B. Net Sales in Swiss Francs;

C. adjustments made pursuant to Section 9.5.2.2 or Section 9.5.2.3;

D. Net Sales in Swiss Francs after adjustments made pursuant to Section 9.5.2.2 or Section 9.5.2.3 in Swiss Francs;

E. exchange rate used for the conversion of Net Sales from Swiss Francs to the Payment Currency pursuant to Section 10.4;

F. Net Sales after adjustments made pursuant to Section 10.4 in the Payment Currency;

G. royalty rate pursuant to Section 9.5.2.1;

H. adjustments made pursuant to Section 9.5.3; and

I. total royalty payable in the Payment Currency after adjustments made pursuant to Section 9.5.3.

11. TAXES

11.1 Responsibility. MRT shall pay all sales, turnover, income, revenue, value added, and other taxes levied on account of any payments accruing or made to MRT under this Agreement.

11.2 Change in Law. If provision is made in law or regulation of any country for withholding of taxes of any type, levies or other charges with respect to any royalty or other amounts payable under this Agreement to MRT, then Roche shall promptly pay such tax, levy or charge for and on behalf of MRT to the proper governmental authority and shall promptly furnish MRT with receipt of payment. Roche shall be entitled to deduct any such tax, levy or charge actually paid from royalty or other payment due MRT or be promptly reimbursed by MRT if no further payments are due to MRT. Each Party agrees to reasonably assist the other Party in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted.

12. AUDITING

12.1 Financial Records. Roche shall keep, and shall require its Affiliates and Sublicensees to keep, full, true and accurate books of account containing all particulars that may be necessary for the purpose of calculating all royalties payable under this Agreement. Such books of accounts shall be kept at their principal place of business. At the expense of MRT, except as set forth in Section 12.4, MRT shall have the right to engage an internationally recognized independent public accountant reasonably acceptable to Roche to perform, on behalf of MRT, an audit of such books and records of Roche, its Affiliates and its Sublicensees that are deemed necessary by the independent public accountant to report on Net Sales of a Product for the period or periods requested by MRT and the correctness of any financial report or payments made under this Agreement.

12.2 MRT Right to Audit.

12.2.1 Upon timely request and [***] prior written notice from MRT, such audit shall be conducted for those countries MRT has specifically requested, during regular business hours in such a manner as to not unnecessarily interfere with Roche’s normal business activities. Such audit shall be limited to [***] prior to audit notification, and if MRT requests an audit for [***], no additional audits may be conducted in the Territory [***]. If MRT does not request an audit of [***].

12.2.2 Such audit shall not be performed more frequently than [***] nor more frequently than once with respect to records covering any specific period of time.

12.2.3 All information, data documents and abstracts herein referred to shall be used only for the purpose of verifying royalty statements, shall be treated as Roche’s Confidential Information subject to the obligations of this Agreement and need neither be retained more than [***] after completion of an audit hereof, if an audit has been requested; nor more than [***] from the end of the Calendar Year to which each shall pertain; nor more than [***] after the date of termination of this Agreement.

12.3 Audit Reports

The auditors shall only state factual findings in the audit reports and shall not interpret the agreement. The auditors shall share all draft audit findings with Roche before sharing such findings with MRT and before the final audit report is issued. The final audit report shall be shared with Roche at the same time it is shared with MRT.

12.4 Over-or Underpayment

If the audit reveals an overpayment, Roche may deduct from future payments owed by Roche the amount of the overpayment or, if no further royalty payments are owed by Roche, MRT shall reimburse Roche for the amount of the overpayment within [***]. If the audit reveals an underpayment, Roche shall reimburse MRT for the amount of the underpayment within [***]. Roche shall pay for the audit costs if the underpayment of Roche exceeds [***] of the aggregate amount of royalty payments owed with regard to the royalty statements subject to the audit. Section 10.2 shall apply to this Section 12.4.

13. INTELLECTUAL PROPERTY

13.1 IP Coordination Team

The Parties will, promptly after the Effective Date, establish a IP coordination team, consisting of at least one (1) suitably qualified representative from each of MRT and Roche, which will manage the contact between the Parties and oversee all matters related to intellectual property included under this Article 13, including making good faith efforts to agree on strategies for the Prosecution and Maintenance of the applicable MRT Patent Rights for all countries, and will have such other responsibilities as the Parties may agree in writing, to fulfil each Party’s obligations under this Agreement (“IP Coordination Team”).

13.2 Inventions.

13.2.1 Ownership. For purposes of this Agreement, the determination of inventorship for Inventions shall be in accordance with US inventorship laws as if such Inventions were made in the US. MRT shall own all MRT Inventions, Roche shall own all Roche Inventions, and MRT and Roche shall jointly own all Joint Inventions. MRT and Roche each shall require all of its employees to assign all inventions related to Products made by them to Roche and MRT, as the case may be.

Subject to the licenses granted under this Agreement and MRT’s exclusivity obligations set forth in Article 4, MRT and Roche will each have an equal undivided share in the Joint Patent Rights, without obligation to account to the other for exploitation thereof, or to seek consent of the other Party for the grant of any license thereunder.

13.2.2 No Other Licenses. Except as specifically set forth herein, this Agreement shall not be construed as (i) giving any of the Parties any license, right, title, interest in or ownership to Confidential Information of either Party; (ii) granting any license or right under any intellectual property rights; or (iii) representing any commitment by either Party to enter into any additional agreement, by [***].

13.3 [***]

13.3.1 [***]

13.3.2 [***]

13.4 Prosecution and Maintenance.

13.4.1 MRT Platform Technology. MRT shall Prosecute and Maintain, at its own expense and discretion, all Patent Rights claiming the MRT Platform Technology or improvements thereof.

13.4.2 MRT Patent Rights.

13.4.2.1 Right to Prosecute. MRT shall have the right to Prosecute and Maintain, at its own cost and expense, all MRT Patent Rights, provided however that (i) such Prosecution and Maintenance matters will be discussed and consulted by the IP Coordination Team before making any decisions, filings, submissions, notices, payments, abandonments, etc., and (ii) MRT will provide Roche via the IP Coordination Team copies of all documents relevant to any such Prosecution and Maintenance matter in sufficient time before any action by MRT is due to allow Roche to review the matter and provide comments, which MRT shall reasonably consider.

13.4.2.2 Abandonment. If MRT wishes not to Prosecute and Maintain any MRT Patent Right that is licensed to Roche under this Agreement, or intends to allow any such MRT Patent Right to lapse or become abandoned without having first filed a substitute, it shall notify Roche via the IP Coordination Team about such intention in advance of the date on which any such MRT Patent Right would become abandoned, no longer available or otherwise forfeited and offer to assign such MRT Patent Right to Roche [***]. Roche shall have the right (but not the obligation) to assume the Prosecution and Maintenance of such MRT Patent Rights.

13.4.3 Compound Patent Rights.

13.4.3.1 Right to Prosecute. On a Target-by-Target basis, Roche shall have the first right (but not the obligation) to Prosecute and Maintain, at its own cost and expense, all Compound Patent Rights; provided, however, that Roche will provide MRT copies of all documents relevant to any such Prosecution and Maintenance matter in sufficient time before any action by Roche is due to allow MRT to review the matter and provide comments, which Roche shall reasonably consider. At Roche’s expense and reasonable request, MRT shall reasonably cooperate with the Prosecution and Maintenance of all Compound Patent Rights. For clarity, any Compound Patent Rights will be originally filed under Roche’s name.

13.4.3.2 Abandonment. If Roche wishes not to Prosecute and Maintain any family of Compound Patent Rights, or intends to allow any such family of Compound Patent Rights to lapse or become abandoned without having first filed a substitute, it shall notify MRT via the IP Coordination Team about such intention in advance of the date on which any such family of Compound Patent Right would become abandoned, no longer available or otherwise forfeited. If MRT has a good faith intention to assume the Prosecution and Maintenance of such family of Compound Patent Rights, then Roche shall, at MRT’s election, assign such family of Compound Patent Rights to MRT [***]; provided that, if MRT elects to have Roche assign such family of Compound Patent Rights to MRT, then Roche will continue to Prosecute and Maintain such family of Compound Patent Rights in good faith until such assignment is complete. Following such assignment, such Compound Patent Rights will no longer be included under this Agreement.

13.4.4 Joint Patent Rights.

13.4.4.1 Right to Prosecute. Roche shall have the first right (but not the obligation) to Prosecute and Maintain, at its own cost and expense, all Joint Patent Rights, provided, however, that Roche will provide MRT copies of all documents relevant to any such Prosecution and Maintenance matter in sufficient time before any action by Roche is due to allow MRT to review the matter and provide comments, which Roche shall reasonably consider. At Roche’s expense and reasonable request, MRT shall reasonably cooperate with the Prosecution and Maintenance of all Compound Patent Rights.

13.4.4.2 Abandonment. If Roche wishes not to Prosecute and Maintain any Joint Patent Right, or intends to allow any such Joint Patent Right to lapse or become abandoned without having first filed a substitute, it shall notify MRT via the IP Coordination Team about such intention in advance of the date on which any such Joint Patent Right would become abandoned, no longer available or otherwise forfeited, and MRT shall have the right (but not the obligation) to assume the Prosecution and Maintenance of such Compound Patent Rights [***].

13.5 Unified Patent Court (Europe)

. At any time prior to the end of the “transitional period” as such term is used in Article 83 of the Agreement on a Unified Patent Court between the participating Member States of the European Union, for a given relevant EU Patent Right, Roche may request in writing that MRT either (i) opt out from the exclusive competence of the Unified Patent Court or (ii) if applicable, withdraw a previously-registered opt-out, and MRT shall notify the registry, pay any such registry fee and take such other action as may be necessary to effect the opt-out or opt-out withdrawal (“Register”). MRT shall Register within [***] of receipt of Roche’s written request, or such other time parameters specified by Roche.

13.6 CREATE Act

It is the intention of the Parties that this Agreement is a “joint research agreement” as that phrase is defined in 35 USC § 102(c) (AIA).

13.7 Infringement.

13.7.1 Competitive Infringement.

13.7.1.1 Notification. Each Party shall promptly provide written notice to the other Party during the Agreement Term of any (a) known infringement or suspected infringement by a Third Party of any MRT Patent Rights, Compound Patent Rights, Roche Patent Rights, or Joint Patent Rights, or (b) known or suspected unauthorized use or misappropriation by a Third Party of any MRT Know-How, Compound Know-How, Roche Know-How or Joint Know-How, in each case ((a) and (b)), by reason of the manufacturing, making, using, offering to sell, selling, importing or other exploitation of a compound or product in the Field in the Territory that is directed against a Target (a “Competitive Infringement”). The notifying Party shall provide the other Party with all evidence in its possession supporting such Competitive Infringement.

13.7.1.2 [***]

13.7.1.3 [***]

13.7.2 [***]

13.7.2.1 [***]

13.7.2.2 [***]

13.7.2.3 [***]

13.8 [***]

13.9 [***]

13.10 [***]

13.11 Patent Term Extensions

Roche shall use Commercially Reasonable Efforts to obtain all available patent term extensions, adjustments or restorations, or supplementary protection certificates (“SPCs”, and together with patent term extensions, adjustments and restorations, “Patent Term Extensions”). MRT shall execute such authorizations and other documents and take such other actions as may be reasonably requested by Roche to obtain such Patent Term Extensions, including designating Roche as its agent for such purpose as provided in 35 USC § 156. All filings for such Patent Term Extensions shall be made by Roche; provided, that in the event that Roche elects not to file for a Patent Term Extension, Roche shall (i) promptly inform MRT of its intention not to file and (ii) grant MRT the right to file for such Patent Term Extension. Each Party shall execute such authorizations and other documents and take such other actions as may be reasonably requested by the other Party to obtain such extensions. The Parties shall cooperate with each other in gaining patent term restorations, extensions or SPCs wherever applicable to such MRT Patent Rights.

14. REPRESENTATIONS; WARRANTIES; COVENANTS

14.1 Mutual Representations, Warranties, and Covenants

Each Party hereby represents, warrants, and covenants to the other Party as follows, as of the Effective Date:

14.1.1 Authorization

The execution, delivery and performance of this Agreement and all instruments and documents to be delivered by it hereunder:

A. are within its corporate power;

B. have been duly authorized by all necessary or proper corporate action;

C. are not in contravention of any provision of the certificate of formation or company agreement of such Party;

D. to its knowledge, will not violate any law or regulation or any order or decree of any court of governmental instrumentality;

E. will not violate the terms of any indenture, mortgage, deed of trust, lease, agreement, or other instrument to it is a party or by which it any of its property is bound, which violation would have an adverse effect on its financial condition or on its ability to perform its obligations hereunder; and

F. do not require any filing or registration with, or consent or approval of, any governmental body, agency, authority or any other Person, which has not been made or obtained previously (other than Regulatory Approvals required for the sale of Products and filings with Regulatory Authorities required in connection with Products).

14.1.2 No Conflict. Neither it nor any of its Affiliates is under or will enter into any obligation to any Person, contractual or otherwise, that is conflicting with the terms of this Agreement or that would impede the fulfillment of its obligations hereunder.

14.2 Representations, Warranties, and Covenants of MRT. MRT hereby represents, warrants, and covenants to Roche as follows, as of the Effective Date:

14.2.1 Availability of Targets

All [***] Collaboration Targets [***] and [***] are Available.

14.2.2 Third Party Patent Rights

MRT or any of its Affiliates has no knowledge of the existence of any Patent Right owned by or licensed to any Third Party that could prevent Roche from Developing, Manufacturing, using, Commercializing or importing Product in the form it exists at the Effective Date in the Territory.

14.2.3 Ownership of Patent Rights

MRT is the exclusive owner of the MRT Patent Rights. No other parties have any right, title or interest in or to the MRT Patent Rights. The MRT Patent Rights are free and clear of all liens, claims, security interests and other encumbrances of any kind or nature that would affect the right granted by MRT to Roche under this Agreement. MRT or any of its Affiliates has not granted any licenses to the MRT Patent Rights to any Third Party, nor has MRT effectuated any prior transfer, sale or assignment of any part of the MRT Patent Rights, or is or will be under any obligation to any Person, contractual or otherwise that conflicts with the rights granted to Roche hereunder.

14.2.4 Third Party Licenses

MRT or any of its Affiliates has not entered into any Third Party agreements pursuant to which it has in-licensed any of the intellectual property licensed or assigned to Roche under this Agreement, and the licenses granted to Roche by MRT under this Agreement are free from any Patent Rights or Know-How Controlled by MRT prior to the Effective Date by virtue of an agreement with a Third Party.

14.2.5 Inventors

MRT has obtained the assignment of, or an exclusive license under, all interest and all rights or licenses thereunder with respect to the MRT Patent Rights necessary to grant the licenses granted hereunder. All of MRT’s employees, officers and consultants have executed agreements requiring assignment to MRT of all Inventions made by such individuals during the course of and as a result of their association with MRT.

14.2.6 Grants

To the best of MRT’s knowledge and belief, MRT has the lawful right to grant Roche and its Affiliates the rights and licenses granted to Roche and its Affiliates under this Agreement.

14.2.7 Validity of Patent Rights

MRT or any of its Affiliates is not in possession of information that could render invalid or unenforceable any claims that are in any of the MRT Patent Rights. MRT has no knowledge of any inventorship disputes concerning any MRT Patent Rights.

14.2.8 Ownership and Legitimacy of Know-How

To MRT’s knowledge, MRT has not misappropriated the MRT Know-How from any Third Party. MRT has taken and will take reasonable measures to protect the confidentiality of the MRT Know-How.

14.2.9 No Claims

There are no claims or investigations, pending or threatened against MRT or any of its Affiliates, at law or in equity, or before or by any governmental authority relating to the matters contemplated under this Agreement or that would materially adversely affect MRT’s ability to perform its obligations hereunder.

14.2.10 No Debarment. MRT represents and warrants that neither MRT nor MRT’s employees have ever been debarred, disqualified or banned from practicing medicine or conducting activities in connection with Compounds or Products and that neither MRT nor MRT’s employees are under investigation by any regulatory authority for debarment, disqualification or any similar regulatory action in any country. If MRT becomes aware that any employee or agent performing activities in connection with Compounds or Products is, at any time during the conduct of such activities, a debarred or disqualified entity or a debarred or disqualified individual or is subject to a similar regulatory action in any country, it shall immediately notify Roche in writing and Roche shall have the right to terminate this Agreement immediately for breach.

14.3 Representations, Warranties, and Covenants of Roche. Roche hereby represents, warrants, and covenants to MRT as follows, as of the Effective Date:

14.3.1 Anti-Bribery. Roche will require its employees, officers, Affiliates, Sublicensees and subcontractors to comply with Applicable Law and accepted pharmaceutical industry business practices in conducting its activities hereunder, including (a) to the extent applicable to Roche, its employees, officers or its Affiliates or Sublicensees or subcontractors, the FDCA, the Anti-Kickback Statute (42 U.S.C. 1320a-7b), Civil Monetary Penalty Statute (42 U.S.C. 1320a-7a), the False Claims Act (31 U.S.C. 3729 et seq.), comparable state statutes, the regulations promulgated under all such statutes and the regulations issued by the FDA, consistent with the ‘Compliance Program Guidance for Pharmaceutical Manufacturers’ published by the Office of Inspector General, U.S. Department of Health and Human Services, (b) the Applicable Law and regulations of the countries where it operates, including anti-bribery and anti-corruption laws, accounting and record keeping laws and laws relating to interactions with healthcare professionals or healthcare providers and government officials and (c) where appropriate GMP, GCP and GLP (or similar standards).

14.3.2 Anti-Corruption. With respect to any MRT Know-How, MRT Patent Rights, Compound, Product, payments or activities performed by Roche in connection with this Agreement, Roche will not take any action to unlawfully offer, promise, or pay, or authorize the offer or payment of, any money or anything of value in order to improperly or corruptly seek to influence any government official or any other Person in order to gain an improper advantage, and will not accept any such unlawful payment.

14.3.3 No Debarment. If Roche becomes aware that any employee or agent performing activities in connection with Compounds or Products is, at any time during the conduct of such activities, a debarred or disqualified entity or a debarred or disqualified individual or is subject to a similar regulatory action in any country, it shall promptly, it shall immediately notify MRT in writing and ensure the concerned entity or individual shall not continue to perform activities in connection with Compounds or Products.

14.4 NO OTHER REPRESENTATIONS OR WARRANTIES. THE FOREGOING REPRESENTATIONS AND WARRANTIES ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MECHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF PRODUCTS. MRT AND ROCHE UNDERSTAND THAT EACH COMPOUND AND PRODUCT IS THE SUBJECT OF ONGOING RESEARCH AND DEVELOPMENT AND THAT NEITHER PARTY CAN ASSURE THE SAFETY, USEFULNESS, OR COMMERCIAL OR TECHNICAL VIABILITY OF ANY PRODUCT.

15. [***]

15.1 [***]

15.2 [***]

15.3 [***]

16. LIMITATION OF LIABILITY. EXCEPT IN RESPECT OF LOSSES OR DAMAGES THAT RESULT FROM (A) ANY BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 17, (B) CLAIMS OF A THIRD PARTY THAT ARE SUBJECT TO INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 15, OR (C) A PARTY’S WILLFUL MISCONDUCT OR INTENTIONAL BREACH OF THIS AGREEMENT, In no event shall either Party be liable for indirect damages, consequential damages including lost revenues or profits,irrespective of the legal basis for such claims. This limitation of liability shall not apply in the event of damages caused by gross negligence or willful misconduct of the damaging Party.

17. CONFIDENTIAL INFORMATION; INFORMATION SECURITY INCIDENT

17.1 Non-Use and Non-Disclosure

All Confidential Information disclosed by the Disclosing Party to the Receiving Party under this Agreement will be maintained in confidence by the Receiving Party and will not be disclosed to a Third Party or used for any purpose except pursuant to the licenses granted under this Agreement or as otherwise set forth herein During the Agreement Term and for [***] thereafter, a Receiving Party shall (a) treat Confidential Information provided by Disclosing Party as it would treat its own information of a similar nature, (b) take all reasonable precautions not to disclose such Confidential Information to Third Parties, without the Disclosing Party’s prior written consent, and (c) not use such Confidential Information other than for fulfilling its obligations or exercising its rights under this Agreement.

17.2 Permitted Disclosure

Notwithstanding the obligation of non-use and non-disclosure set forth in Section 17.1, the Parties recognize the need for certain exceptions to this obligation, specifically as set forth below:

17.2.1 IP Prosecution

A Receiving Party may use and disclose the Confidential Information of the Disclosing Party to the extent such use and disclosure is reasonably required to Prosecute and Maintain of Patent Rights as contemplated by this Agreement.

17.2.2 Applicable Law and Court or Administrative Order

A Receiving Party may disclose the Confidential Information of the Disclosing Party to the extent such use and disclosure is reasonably required to be disclosed by Applicable Law or any court or administrative order, including the rules and regulations promulgated by the United States Securities and Exchange Commission or similar regulatory or administrative agency in a country other than the United States, provided that, such Party will promptly inform the other Party of the disclosure that is being sought in order to provide the other Party a reasonable opportunity to challenge or limit the disclosure and will reasonably cooperate with the other Party to do so. In the event that no such protective order or other remedy is obtained, then the Receiving Party will furnish only that portion of Confidential Information that the Receiving Party is advised by counsel is legally required to be disclosed. Notwithstanding the above, Confidential Information that is permitted or required to be disclosed will remain otherwise subject to the confidentiality and non-use provisions of this Section 17.2. Notwithstanding the foregoing, if either Party concludes based on the reasonable opinion of counsel that a copy of this Agreement must be filed with the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States, such Party will, within a reasonable time prior to any such filing provide the other Party with a copy of this Agreement showing any provisions hereof as to which such Party proposes to request confidential treatment, and the Parties shall coordinate with each other and will use good faith efforts to mutually agree on the redaction of certain provisions of this Agreement (together with all exhibits and schedules) before filing such copy of this Agreement.

17.2.3 Litigation

A Receiving Party may use and disclose the Confidential Information of the Disclosing Party to the extent such use and disclosure is reasonably required to bring or defend litigation and to enforce Patents in connection with the Receiving Party’s rights and obligations pursuant to this Agreement.

17.2.4 Investors

A Receiving Party may, and in case of MRT subject to Section 9.6.4, disclose Confidential Information of the Disclosing Party solely (a) to the extent such disclosure is necessary to be disclosed to a Third Party that is a bona fide actual or prospective acquirers, underwriters, investors (including royalty purchasers), lenders, other financing sources, and (b) to employees, directors, agents, consultants or advisors of a Third Party in clause (a), provided that any entity or individual receiving such Confidential Information has, in the case of clause (b), a need to know such information and, in all cases, is under obligations of confidentiality and non-use with respect to such information that are no less stringent than the terms and conditions of this Agreement, which may include professional ethical obligations, but of duration customary in confidentiality agreements entered into for a similar purpose. In any event, such disclosure to Investors shall not include the Research Plan or other sensitive scientific Confidential Information, without the other party’s written consent.

17.3 Press Releases.

17.3.1 MRT Press Release.

17.3.1.1 Agreement Press Release. Upon the Effective Date, MRT may issue a press release announcing the existence and selected key terms of this Agreement, in a form substantially similar to the template attached as Appendix 17.3.

17.3.1.2 Additional Press Releases. MRT shall only issue press releases related to the activities contemplated by this Agreement that either (i) have been approved by Roche, such approval not to be unreasonably withheld, conditioned or delayed or (ii) are required to be issued by MRT as a matter of law and MRT has a competent legal opinion to that effect. In all circumstances, MRT shall provide Roche with a draft press release at least [***] prior to its intended publication for Roche’s review; provided that MRT may redact any information that does not pertain to the activities contemplated by this Agreement. During such period, Roche shall (i) approve the draft press release to the extent applicable to activities contemplated by this Agreement and permit MRT to issue the press release, (ii) contact MRT to discuss reasonable modification to the draft press release to the extent applicable to activities contemplated by this Agreement, or (iii) contact MRT and disapprove the press release to the extent applicable to activities contemplated by this Agreement. If Roche asks for a reasonable modification, then MRT shall either make such reasonable modification or work with Roche to arrive at a press release that Roche approves, such approval not to be unreasonably withheld, conditioned, or delayed. If MRT issues a press release without Roche’s approval, then MRT will provide confirmation from qualified counsel that the release was required to be issued by MRT as a matter of law.

17.3.2 Roche Press Release. Roche may issue press releases in accordance with its internal policy that typically does not issue a second press release until proof of concept has been achieved for a Compound. If Roche intends to make reference to MRT in the press release, then Roche shall provide MRT with a copy of such draft press release related to the activities contemplated by this Agreement or that references MRT at least [***] prior to its intended publication for MRT’s review. MRT may provide Roche with suggested modification to the draft press release, and Roche shall consider in good faith MRT’s suggested modifications.

17.3.3 Media Inquiries. To ensure communication alignment, responses (if any) to inquiries by media or other Third Parties after issuance of a permitted press release by MRT (solely or jointly with Roche) shall consist solely of the press release language or shall follow the response guidelines that may be mutually developed by the Parties.

17.4 Publications

During the Agreement Term, the following restrictions shall apply with respect to disclosure by any Party of Confidential Information relating to the Product in any publication or presentation:

17.4.1 Publication Policy. Both Parties acknowledge that it is their policy for the studies and results thereof to be registered and published in accordance with their internal guidelines. Roche, in accordance with its internal policies and procedures, shall have the right to publish all studies, clinical trials and results thereof on the clinical trial registries that are maintained by or on behalf of Roche. MRT shall not publish any studies, clinical trials or results thereof on its clinical trial registry without Roche’s prior written consent; provided however, that Roche’s clinical trial registry can be accessed via a link from MRT’s clinical trial registry.

17.4.2 Review Process. A Party (“Publishing Party”) shall provide the other Party with a copy of any proposed publication or presentation at least [***] prior to submission for publication so as to provide such other Party with an opportunity to recommend any changes it reasonably believes are necessary to continue to maintain the Confidential Information disclosed by the other Party to the Publishing Party in accordance with the requirements of this Agreement. The incorporation of such recommended changes shall not be unreasonably refused; and if such other Party notifies (“Publishing Notice”) the Publishing Party in writing, within [***] after receipt of the copy of the proposed publication or presentation, that such publication or presentation in its reasonable judgment (a) contains an Invention, solely or jointly conceived or reduced to practice by the other Party, for which the other Party reasonably desires to obtain patent protection or (b) contains Confidential Information of the other Party, the Publishing Party shall prevent such publication or delay such publication for a mutually agreeable period of time. In the case of Inventions, a delay shall be for a period reasonably sufficient to permit the timely preparation and filing of a patent application(s) on such Invention, and in no event less than [***] from the date of the Publishing Notice, and, in the case of Confidential Information, the Publishing Party will redact all such Confidential Information requested by the other Party.

17.5 Commercial Considerations

Nothing in this Agreement shall prevent Roche or its Affiliates from disclosing Confidential Information of MRT to (a) governmental agencies, including any Regulatory Authority, to the extent required or desirable to secure government approval for the Development, Manufacture or Commercialization of Product in the Territory, (b) Third Parties acting on behalf of Roche, to the extent reasonably necessary for the Development, Manufacture or sale of Product in the Territory, (c) Third Parties requesting clinical trial data information (in accordance with Roche’s then-current data sharing policy) or (d) Third Parties to the extent reasonably necessary to market the Product in the Territory; provided that, in the case of (b), (c), or (d), each Third Party is subject to confidentiality obligations consistent with this Agreement. The Receiving Party may disclose Confidential Information of the Disclosing Party to the extent that such Confidential Information is required to be disclosed by the Receiving Party to comply with Applicable Law, to defend or prosecute litigation or to comply with governmental regulations, provided that the Receiving Party provides prior written notice of such disclosure to the Disclosing Party and, to the extent practicable, takes reasonable and lawful actions to minimize the degree of such disclosure.

17.6 Information Security Incident.

17.6.1 Notification

A Receiving Party shall provide to the Disclosing Party written notice within [***] of Receiving Party’s identification of an Information Security Incident with respect to the Disclosing Party’s Confidential Information. Such notice shall describe in reasonable detail the Information Security Incident, including the Disclosing Party’s Confidential Information impacted, the extent of such impact and any corrective action taken or to be taken by the Receiving Party.

17.6.2 Non-Disclosure

Except to the extent required by Applicable Law, neither Party shall disclose any information related to an actual or suspected Information Security Incident of the other Party’s Confidential Information to any Third Party without the other Party’s prior written consent.

18. TERM AND TERMINATION

18.1 Commencement and Term

This Agreement shall commence upon the Effective Date and continue for the Agreement Term.

18.2 Termination.

18.2.1 Termination for Breach. A Party (“Non-Breaching Party”) shall have the right to terminate this Agreement [***] in the event that the other Party (“Breaching Party”) is in material breach of .this Agreement. The Non-Breaching Party shall provide written notice to the Breaching Party, which notice shall identify the breach and the countries in which the Non-Breaching Party intends to have this Agreement terminated. The Breaching Party shall have a period of [***] after such written notice is provided (“Peremptory Notice Period”) to cure such breach. If the Breaching Party has a bona fide dispute as to whether such breach occurred or has been cured, it will so notify the Non-Breaching Party thereof, and the expiration of the Peremptory Notice Period shall be tolled until such dispute is resolved pursuant to Section 19.3 Upon a determination of breach or failure to cure, the Breaching Party may have the remainder of the Peremptory Notice Period to cure such breach. If such breach is not cured within the Peremptory Notice Period, then absent withdrawal of the Non-Breaching Party’s request for termination, this Agreement shall terminate in its entirety or for such identified countries effective as of the expiration of the Peremptory Notice Period.

18.2.2 Insolvency. Each Party shall have the right to terminate this Agreement if the other Party incurs an Insolvency Event.

18.2.3 Termination by Roche without a Cause. Roche shall have the right to terminate this Agreement at any time in its entirety or on a country-by-country or Target-by-Target basis with [***]. The effective date of termination under this Section 18.2.3 shall be the date [***] after Roche provides such written notice to MRT.

18.2.4 [***]

18.2.5 Termination by MRT for Patent Challenge. Except to the extent the following is unenforceable under the Applicable Law, in the event of a Patent Challenge, then, MRT will have the right, exercisable within [***] following receipt of notice regarding such Patent Challenge, to give notice to Roche requesting that Roche or its Affiliate or Sublicensee cease such Patent Challenge, and, if Roche (a) with respect to a Patent Challenge brought by Roche or an Affiliate of Roche, fails to withdraw such Patent Challenge within [***] after such receipt of such notice or (b) with respect to a Patent Challenge brought by a Commercial Sublicensee, fails to cause the Commercial Sublicensee to withdraw such Patent Challenge within [***] after such receipt of such notice or to terminate the applicable sublicense agreement for such Commercial Sublicensee within [***] after receipt of such notice, then, in either case of (a) or (b), MRT may terminate this Agreement by providing written notice of such termination to Roche.

18.3 Consequences of Termination.

18.3.1 Termination of Licenses. Upon termination of this Agreement [***], the rights and licenses granted by MRT to Roche under this Agreement and any license granted by Roche to MRT shall terminate [***], on the effective date of termination.

18.3.2 No further obligations. Upon the effective date of termination of this Agreement [***], and subject to this Section 18.3, either Party’s obligations under this Agreement shall terminate on a [***]. The Parties will use Commercially Reasonable Efforts to complete any termination related activity until the effective date of termination.

18.3.3 [***]

18.3.4 Continued Development or Commercialization by MRT.

18.3.4.1 Continuation Election Notice. In the event this Agreement is terminated [***], if MRT desires to continue Development or Commercialization of [***], as applicable, MRT shall give Roche a Continuation Election Notice (i) within [***] of (i) MRT´s notice of termination or (ii) MRT´s receipt of Roche’s notice of termination. If Roche receives such a timely Continuation Election Notice, and to the extent reasonably requested by MRT:

A. Roche shall, after the effective date of termination, to the extent Roche has the right to do so, transfer to MRT all regulatory filings and approvals, all final pre-clinical and Clinical Study reports and Clinical Study protocols, product trademarks and all data, including clinical data, in Roche’s possession and control related to the Terminated Program (including all Terminated Product(s) of such Terminated Program) in the Terminated Territory necessary for MRT to continue to Develop and Commercialize the Terminated Product(s). All data shall be transferred in the form and format in which it is maintained by Roche. Original paper copies shall only be transferred, if legally required. Roche shall not be required to prepare or finalize any new data, reports or information solely for purposes of transfer to MRT.

B. MRT shall, upon transfer, have the right to disclose such filings, approvals and data to (i) Regulatory Authorities or other governmental agencies of the Terminated Territory to the extent required or desirable to secure government approval for the Development, Manufacture or sale of the Terminated Product(s) in the Terminated Territory; (ii) Third Parties acting on behalf of MRT, its Affiliates or licensees, to the extent reasonably necessary solely for the Development, Manufacture, or sale of the Terminated Product(s) in the Terminated Territory; or (iii) Third Parties to the extent reasonably necessary to market the Terminated Product(s) in the Terminated Territory.

C. Roche shall assign all clinical trial agreements and any other agreements with Third Parties covering the Terminated Product(s) or the Terminated Territory, to the extent such agreements have not been cancelled and are assignable without Roche paying any consideration or commencing litigation in order to affect an assignment of any such agreement.

D. Unless prohibited by a Regulatory Authority or by Applicable Law, transfer control to MRT of all clinical studies being conducted by Roche as of the effective date of termination for the Terminated Product(s) or the Terminated Territory.

18.3.4.2 Costs of Activities. In the event of termination by either Party for breach by the other Party in accordance with Section 18.2.118.2.1, [***], patent challenge by Roche in accordance with Section 18.2.5 or by Roche without a cause in accordance with Section 18.2.3, the costs of activities undertaken by Roche under this Section 18.3.4 shall [***].Notwithstanding the foregoing, in the event this Agreement is terminated [***], Roche shall undertake transfer activities corresponding to the return of material remains, data, reports, records, documents provided by MRT to Roche as part of the Transfer Plan (“MRT-Originated Transfer Activities”), and such MRT-Originated Transfer Activities shall be [***].

18.3.5 Reversion License.

18.3.5.1 Subject to this Section 18.3.5 and Section 18.3.7.4, Roche shall grant (and is hereby deemed to grant) to MRT, effective upon the effective date of termination of this Agreement, an exclusive, transferable, sublicensable royalty-bearing license under the Compound Patent Rights and Compound Know-How, Roche Patent Rights and Roche Know-How, including Roche’s interest in the Joint Patent Rights and Joint Know-How, solely to the extent necessary to allow MRT, its Affiliates or licensees to Develop, Manufacture, and Commercialize the applicable Terminated Product, in any finished forms or formulations or dosages and method of delivery, in the applicable Terminated Territory (a “Reversion License”). The Reversion License under this Section 18.3.5 shall not include any licenses that Roche has with a Third Party for which such grant would be prohibited or under which a member of the Roche Group would incur financial obligations to such Third Party unless MRT agrees to reimburse Roche for such payments.

18.3.5.2 MRT would, during the Royalty Term (determined mutatis mutandis with respect to sales by MRT, its Affiliates and licensees) make royalty payments to Roche based on Net Sales (calculated mutatis mutandis) in a given Calendar Year of [***], at the rates set forth below, and Section 10 and 11 of this Agreement will apply to such payments mutatis mutandis: [***].

18.3.6 Direct License. Notwithstanding anything to the contrary in this Agreement,

A. any Compulsory Sublicense shall remain in full force and effect as may be required by Applicable Law, and

B. Any existing, permitted sublicense granted by Roche under Section 3.2.1 or Section 3.2.2 of this Agreement shall remain in full force and effect as a direct license from MRT to any such sublicensee on the terms of this Agreement, appropriately adjusted given the scope of the applicable sublicense, provided that (i) such Sublicensee is not then in breach of its sublicense agreement (and, in the case of termination by MRT for breach by Roche, that such Sublicensee and any further sublicensees did not cause the breach that gave rise to the termination by MRT); and (ii) and such Sublicensee agrees to be bound to MRT under the terms and conditions of this Agreement as appropriately adjusted; provided that MRT will not be required to undertake any additional obligations with respect to such sublicense agreement.

18.3.7 Other Obligations.

18.3.7.1 Obligations Related to Ongoing Activities.

A. If MRT does not provide timely Continuation Election Notice, then Roche (a) shall have the right to cancel all ongoing obligations and (b) shall complete all non-cancellable obligations at its own expense in accordance with Applicable Law.

B. If MRT provides such timely Continuation Election Notice, then [***], Roche shall continue reasonable activities, including preparatory activities, ongoing as of the date of notice of termination to the extent that is commercially reasonable to continue such ongoing activities in anticipation of the consequences of termination as specified in Section 18.3. Roche shall not be obliged to initiate any new activities not ongoing at the date of notice of termination.

C. After the effective date of termination, Roche shall have no obligation to perform or complete any activities or to make any payments for performing or completing any activities under this Agreement, except as expressly stated herein.

D. Notwithstanding the foregoing, in case of termination [***], upon the request of MRT, Roche shall complete any Clinical Studies related to the Product(s) that are being conducted under its IND for the Product(s) and are ongoing as of the effective date of termination; provided, however, that

(i) Roche in its reasonable judgment has concluded that completing any such Clinical Studies does not present an unreasonable risk to patient safety;

(ii) Roche shall have no obligation to recruit or enroll any additional patients after the effective date of termination; and

(iii) MRT agrees to reimburse Roche for all of its development costs that arise after the effective date of termination in completing such Clinical Studies.

18.3.7.2 Obligations Related to Manufacturing.

A. Clinical Supplies. In the case of termination of this Agreement [***], if MRT elects to Develop the Product(s), Roche shall transfer all existing and available clinical material to MRT at Roche’s fully burdened manufacturing cost. Roche shall have no obligation to perform any additional activities concerning the clinical supplies (e.g., retesting, analyses). MRT shall assume all liability for the use of such material.

B. Commercial Supplies. In the case of termination of this Agreement for any reason, if a Product is marketed in any country of Territory on the date of the notice of termination of this Agreement, upon the request of MRT, Roche shall Manufacture and supply reasonable amounts of such Product to MRT under a manufacturing transfer and transition plan for a period that shall not exceed [***] from the effective date of the termination of this

Agreement at a price of [***]. MRT shall use Commercially Reasonable Efforts to take over the manufacturing as soon as possible after the effective date of termination. If, despite using Commercially Reasonable Efforts, MRT has not secured commercial supply of the Product within the [***] period, then the Parties shall use Commercially Reasonable Efforts to agree on a way to ensure an uninterrupted commercial supply for [***].

18.3.7.3 Ancillary Agreements

Unless otherwise agreed by the Parties, the termination of this Agreement shall cause the automatic termination of all ancillary agreements related hereto, if any.

18.3.7.4 Limitations on Grant-Backs; Transfer Expenses

For purposes of clarity, irrespective of anything to the contrary in this Agreement:

A. No transfers or licenses from Roche to MRT (or other obligations of Roche) under Section 18.3 will extend to Know-How or Patent Rights related to the composition of therapeutically active ingredients or products of a Combination Product that (i) are not Compounds or (ii) are proprietary to Roche, even if physically mixed, combined or packaged together with a Product, and even if a Product is intended (according to the investigation plan, proposed labeling or actual labeling, as applicable) for use with such other therapeutically active ingredients or products that are proprietary to Roche. If a Combination Product includes a therapeutically active ingredient or product that is (a) proprietary to Roche or (b) exclusively licensed by Roche from a Third Party, then the Parties will, at MRT’s election, discuss in good faith the terms of a possible license grant under the applicable intellectual property related to such therapeutically active ingredient or product to exploit the Combination Product.

B. In connection with research studies, clinical trials or other activities associated with the Development and Commercialization of Products, Roche may have collected (i) personally identifiable information about individual human subjects or (ii) human biological samples (collectively, “PII/Samples”). Legal and contractual restrictions may apply to such PII/Samples. Roche shall have no obligation to transfer such PII/Samples unless necessary for the continued development of the Product, in which case Roche shall not be obliged to transfer any PII/Samples that Roche in good faith believes would be prohibited or would subject Roche to potential liability by reason of Applicable Law, contractual restrictions or insufficient patient consent. If Roche transfers any such PII/Samples, the Parties will enter into the relevant agreements under applicable data privacy laws (such as a data transfer agreement) when required. Upon the transfer of such PII/Samples by Roche, MRT shall use such PII/Samples for the sole purpose of developing and commercializing the Product, and MRT shall be responsible for the correct and lawful use of the PII/Sample in compliance with the applicable data protection laws, the informed consent forms and privacy notices (including but not limited to potential re-consenting of the patients at MRT’s costs if the legal basis for the processing of the patients’ data was their explicit consent).

C. MRT shall promptly reimburse Roche for all reasonable out-of-pocket costs and expenses (including FTE charges according to the FTE Rate) incurred by or on behalf of Roche for transfer activities from Roche to MRT under Section 18.3.4 that are not MRT-Originated Transfer Activities (“Roche Transfer Activities”). If MRT desires Roche Transfer Activities, MRT shall make a payment to Roche of [***] (“Minimum Transfer

Payment”). [***]. Roche shall be under no obligation to provide Roche Transfer Activities (beyond than MRT-Originated Transfer Activities) prior to receipt of the Minimum Transfer Payment or if the Minimum Transfer Payment is received after the effective date of the termination.

D. Unless otherwise agreed to by the Parties, transfer of physical materials that are required under Roche Transfer Activities shall be delivered by international courier CPT MRT or MRT’s designee (Incoterms 2020).

E. MRT may not use any documents or materials provided by Roche as part of the license or transfer to MRT under this Section 18.3 as evidence in any legal proceedings against Roche unless MRT would have been entitled under Applicable Law to obtain such documents or materials through means other than as part of the license or transfer to MRT under this Section 18.3, including in any dispute proceeding.

18.3.7.5 Royalty and Payment Obligations

Termination of this Agreement by a Party, for any reason, shall not release Roche from any obligation to pay royalties or make any payments to MRT that are payable prior to the effective date of termination. Termination of this Agreement by a Party, for any reason, will release Roche from any obligation to pay royalties or make any payments to MRT that would otherwise become payable on or after the effective date of termination.

18.4 Rights in Bankruptcy. All licenses (and rights, to the extent applicable) granted under or pursuant to this Agreement by MRT to Roche are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, US Code licenses of rights to “intellectual property” as defined under Section 101(35A) of Title 11, US Code. Unless Roche elects to terminate this Agreement, the Parties agree that Roche, as a licensee or sublicensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Section 365(n) of Title 11, US Code, subject to the continued performance of its obligations under this Agreement.

18.5 Survival. Article 1 (Definitions, to the extent necessary to interpret this Agreement), 9, 10, 11 and 12 (Payment, Accounting and Reporting, Taxes, and Auditing, each to the extent payment obligations exist at the time of termination), Article 11 (Taxes, to the extent such were incurred at the time of termination), Section 13.2 (Ownership of Inventions), Section 13.4.4 (Prosecution of Patent Rights, only with respect to Joint Patent Rights), Section 13.7 (Infringement, only with respect to Joint Patent Rights) Section 13.8 (Defense, only with respect to Joint Patent Rights), Article 15 (Indemnification), Article 16 (Limitation of Liability), Article 17 (Confidential Information, for the duration set forth therein), Section 18.3 (Consequences of Termination), Section 18.4 (Rights in Bankruptcy), this Section 18.5 (Survival), and Section 19 (Miscellaneous) shall survive any expiration or termination of this Agreement for any reason.

19. MISCELLANEOUS

19.1 Effects of Change of Control.

Subject to Section 4.2, If there is a Change of Control, then the Party experiencing such Change of Control (“Acquired Party”) shall provide written notice to the other Party (“Non-Acquired Party”) at least [***] days prior to completion of such Change of Control, subject to any confidentiality obligations of the Acquired Party then in effect (but in any event shall notify the Non-Acquired Party within [***] Business Days after completion of such Change of Control).

19.2 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of [***], without reference to its conflict of laws principles, with the exception that inventorship will be governed by and construed in accordance with the laws of [***]without reference to its conflict of laws principles and shall not be governed by the United Nations Convention of International Contracts on the Sale of Goods (the Vienna Convention). Notwithstanding anything to the contrary in this Agreement, any and all issues regarding the scope, construction, validity or enforceability of any Patent Rights shall be determined in a court of competent jurisdiction under the local patent laws of the jurisdictions having issued the Patent Rights in question.

19.3 Disputes

Unless otherwise set forth in this Agreement, in the event of any dispute in connection with this Agreement, such dispute shall be referred to the respective executive officers of the Parties designated below (or the functional equivalent thereof) or their designees, for good faith negotiations attempting to resolve the dispute. The designated executive officers are as follows:

For MRT: [***]

For Roche: [***]

19.4 Arbitration.

19.4.1 Should the Parties fail to agree within [***] after a dispute has first arisen, it shall be finally settled by arbitration in accordance with the commercial arbitration rules of the International Chamber of Commerce as in force at the time when initiating the arbitration. The tribunal shall consist of three arbitrators appointed in accordance with said rules. [***] The language to be used shall be English. Documents submitted in the arbitration (the originals of which are not in English) shall be submitted together with an English translation.

19.4.2 Arbitrators.

19.4.2.1 Each Party shall nominate one arbitrator. Should the claimant fail to appoint an arbitrator in the request for arbitration within [***] of being requested to do so, or if the respondent should fail to appoint an arbitrator in its answer to the request for arbitration within [***] of being requested to do so, the other Party shall request the ICC Court to make such appointment.

19.4.2.2 The arbitrators nominated by the Parties shall, within [***] from the appointment of the arbitrator nominated in the answer to the request for arbitration, and after consultation with the Parties, agree and appoint a third arbitrator, who will act as a chairman of the Arbitral Tribunal. Should such procedure not result in an appointment within the [***] time limit, either Party shall be free to request the ICC Court to appoint the third arbitrator.

19.4.2.3 Where there is more than one claimant or more than one respondent, the multiple claimants or respondents shall jointly appoint one arbitrator.

19.4.2.4 If any Party-appointed arbitrator or the third arbitrator resigns or ceases to be able to act, a replacement shall be appointed in accordance with the arrangements provided for in this clause.

19.4.2.5 The arbitrators shall, in rendering any decision hereunder, apply the substantive law set forth in Section 19.119.1 without regard to conflict of laws provisions. The Parties have agreed that English Rules of Evidence, and in particular common law discovery or disclosure, shall not apply to any arbitration under this clause. A request to produce documents by the Parties shall be considered by the Arbitral Tribunal according to Article 3 of the IBA (International Bar Association) Rules of Evidence.

19.4.3 Decisions; Timing of Decisions.

19.4.3.1 The arbitrators shall render a written opinion setting forth findings of fact and conclusions of law with the reason therefor stated, within no later than [***] months from the date on which the arbitrators were appointed to the dispute. A transcript of the evidence adduced at the arbitration hearing shall be made and, upon request, shall be made available to each Party.

19.4.3.2 Notwithstanding the above, in the case of JRC disputes that are not finally resolved pursuant to Section 6.6.3, the arbitrators shall render a written opinion setting forth findings of fact and conclusions of law with the reason therefor stated, within no later than [***] months from the date on which the arbitrators were appointed to the dispute.

19.4.3.3 The time periods set forth in the ICC Arbitration Rules shall be followed; provided however that the arbitrators may modify such time periods as reasonably necessary to render a written opinion in accordance with this Section 19.4.319.4.3.

19.4.3.4 Subject to Article 16, the Arbitrator is empowered to award any remedy allowed by law, including money damages, prejudgment interest and attorneys’ fees, and to grant final, complete, interim, or interlocutory relief, including injunctive relief.

19.4.3.5 This arbitration agreement does not preclude either Party seeking conservatory or interim measures from any court of competent jurisdiction including, without limitation, the courts having jurisdiction by reason of either Party’s domicile. Conservatory or interim measures sought by either Party in any one or more jurisdictions shall not preclude the Arbitral Tribunal granting conservatory or interim measures. Conservatory or interim measures sought by either Party before the Arbitral Tribunal shall not preclude any court of competent jurisdiction granting conservatory or interim measures.

19.4.3.6 In the event that any issue shall arise which is not clearly provided for in this Section 19.419.4, the matter shall be resolved in accordance with the ICC Arbitration Rules.

19.4.3.7 Any arbitration proceeding hereunder shall be confidential and the arbitrators shall issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by law, neither Party shall make (or instruct the arbitrators to make) any public announcement with respect to the proceedings or decision of the arbitrators without prior written consent of the other Party. The existence of any dispute submitted to arbitration, and the award, shall be kept in confidence by the Parties and the arbitrators, except as required in connection with the enforcement of such award or as otherwise required by Applicable Law.

19.5 [***]

19.6 Independent Contractor

No employee or representative of either Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever or to create or impose any contractual or other liability on the other Party without said Party’s prior written approval. For all purposes, and not- withstanding any other provision of this Agreement to the contrary, MRT legal relationship to Roche under this Agreement shall be that of independent contractor, and nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture, employment, franchise, agency or fiduciary relationship between the Parties.

19.7 Unenforceable Provisions and Severability

If any of the provisions of this Agreement are held to be void or unenforceable, then such void or unenforceable provisions shall be replaced by valid and enforceable provisions that will achieve as far as possible the economic business intentions of the Parties. However, the remainder of this Agreement will remain in full force and effect, provided that the material interests of the Parties are not affected, i.e., the Parties would presumably have concluded this Agreement without the unenforceable provisions.

19.8 Waiver

The failure by either Party to require strict performance or observance of any obligation, term, provision or condition under this Agreement will neither constitute a waiver thereof nor affect in any way the right of the respective Party to require such performance or observance. The waiver by either Party of a breach of any obligation, term, provision or condition hereunder shall not constitute a waiver of any subsequent breach thereof or of any other obligation, term, provision or condition.

19.9 Interpretation

Except where the context expressly requires otherwise:

A. the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa),

B. the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”,

C. the word “will” shall be construed to have the same meaning and effect as the word “shall”,

D. any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),

E. any reference herein to any Party or Third Party or Person shall be construed to include the Party’s or Third Party’s or Person’s permitted successors and assigns,

F. the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof,

G. all references herein to Articles, Sections or Appendices shall be construed to refer to Articles, Sections or Appendices of this Agreement, and references to this Agreement include all Appendices hereto,

H. references to any specific law, rule or regulation, or article, Section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and

I. the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or”.

19.10 Force Majeure

Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from one or more Force Majeure Events; provided that the affected Party gives the other Party prompt written notice of any such Force Majeure Event and the cessation thereof; and provided further that the affected Party promptly undertakes and continues to use Commercially Reasonable Efforts to cure such failure or delay resulting from the Force Majeure Event as soon as practicable and to mitigate its effects, and promptly resumes performance whenever such Force Majeure Event is removed. Any deadline or time period affected by such a Force Majeure Event or a Party’s failure to perform resulting therefrom shall be extended automatically by the number of days equal to the number of days that such Force Majeure Event or failure persisted.

19.11 Entire Understanding

This Agreement contains the entire understanding between the Parties hereto with respect to the within subject matter and supersedes any and all prior agreements, understandings and arrangements, whether written or oral.

19.12 Amendments

No amendments of the terms and conditions of this Agreement shall be binding upon either Party hereto unless in writing and signed by both Parties.

19.13 Invoices

All invoices that are required or permitted hereunder shall be in writing and sent by MRT to Roche at the following address or such other address as Roche may later provide:

[***]

Attn: (name of a Roche contact at time of invoice, e.g., the Alliance Director)

19.14 Notice

All notices that are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (provided that, where a notice under this Agreement is expressly required to be sent to the Alliance Director of a Party, such notice shall be delivered to the applicable Alliance Director in addition to the addressees specified below):

if to MRT, to:	[***]
and:	[***]
if to Roche, to:	[***]
and:	[***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.

19.15 Counterparts; Electronic Signatures

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement. The Parties agree that execution of this Agreement by e-Signatures or by exchanging executed signature pages in .pdf format shall have the same legal force and effect as the exchange of original signatures. As used in this Section 19.15, “e-Signature” shall mean a signature that consists of one or more letters, characters, numbers or other symbols in digital form incorporated in, attached to or associated with the electronic document, that (a) is unique to the person executing the signature; (b) the technology or process used to make the signature is under the sole control of the person making the signature; (c) the technology or process can be used to identify the person using the technology or process; and (d) the electronic signature can be linked with an electronic document in such a way that it can be used to determine whether the electronic document has been changed since the electronic signature was incorporated in, attached to or associated with the electronic document.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

Monte Rosa Therapeutics AG Name: [***] Title: [***]

F. Hoffmann-La Roche Ltd Name: [***] Title: [***]	Name: [***] Title: [***]

Hoffmann-La Roche Inc. Name: [***] Title: [***]

[Signature Page to Collaboration and License Agreement]

Appendix 1.11

[***]

Appendix 1.29

[***]

Appendix 1.71

[***]

Appendix 1.86

[***]

Appendix 1.89

[***]

Appendix 3.2.3

[***]

Appendix 17.3

MRT Press Release